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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Genzyme Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GENZYME CORPORATION 500 Kendall Street Cambridge, MA 02142 (617) 252-7500

Dear Shareholders:

        I invite you to attend our Annual Meeting of Shareholders to be held at 2 p.m. EDT on Thursday, May 22, 2008 at Le Meridien Cambridge, 20 Sidney Street, Cambridge, Massachusetts 02139.

        The enclosed proxy statement explains the agenda for the meeting and voting information and procedures. It also includes information about our board of directors and senior management. I encourage you to read this booklet carefully. Also included with the proxy statement is a copy of our 2007 Summary Annual Report, Annual Report on Form 10-K and your proxy card.

        This year we are presenting two proposals relating to our equity programs for your approval: an increase of shares to fund our broad-based equity plan; and an amendment to our director equity plan to specify automatic grants under the plan.

        We have asked shareholders to approve shares to fund our broad-based equity program on an annual basis since 2004. Maintaining our culture and history in providing a broad-based equity program while addressing shareholder concerns around dilution and cost have been challenging. We believe we have successfully managed our equity programs to address these issues, by reducing the number of shares we grant each year and by changing the form of equity we deliver. We hope you will continue to support our efforts to maintain this valuable program which provides a strong motivation for employees to create sustainable growth and increased value for our company.

        At last year's annual meeting, shareholders approved our 2007 Director Equity Plan, which included provisions allowing for the grant of restricted stock and restricted stock units. However, the number of shares of restricted stock or restricted stock units that would be included in the grants to our directors was not specified in the plan at that time. Following an annual review of director compensation in August 2007, the board is recommending specific automatic grant provisions for stock options and restricted stock units for your approval at this year's annual meeting. These grants will use significantly fewer shares than our past practice of granting stock options alone, which will allow us to manage the shares dilution while providing an important component of director compensation.

        Whether or not you plan to attend the annual meeting, your vote is very important to us. Information about voting procedures can be found in the proxy statement. Please return a signed proxy card or give us instructions by telephone or over the Internet, so that you can be sure your shares will be properly voted.

Sincerely,

Henri A. Termeer
Chairman and Chief Executive Officer

Notice of Annual Meeting of Shareholders of Genzyme Corporation

Date:	Thursday, May 22, 2008
Time:	2:00 - 4:00 p.m.
Place:	Le Meridien Cambridge 20 Sidney Street Cambridge, Massachusetts 02139
Purpose:	We are holding the annual meeting for shareholders to consider four company sponsored proposals as follows:
• The re-election of five directors, each for a one-year term;
• An amendment to our 2004 Equity Incentive Plan to increase the number of shares of common stock covered by the plan by 2,250,000 shares;
• An amendment to our 2007 Director Equity Plan to specify the automatic grant provisions under the plan; and
• The ratification of our audit committee's selection of independent auditors.
We will also consider action on any other matter that may be properly brought before the meeting.

Only shareholders of record at the close of business on March 31, 2008 will be entitled to vote at the meeting.

Your board of directors recommends a vote "for" each of the company proposals.

Proxy Material Mailing Date:

April 10, 2008
By order of the Board of Directors, Peter Wirth, Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 22, 2008. The proxy statement, the 2007 Summary Annual Report, and 2007 Annual Report on Form 10-K are available online via the Internet at: http://ww3.ics.adp.com/streetlink/GENZ.

GENERAL INFORMATION ABOUT VOTING

Our board of directors is soliciting proxies for the 2008 Annual Meeting of Shareholders. This proxy statement explains the agenda, voting information and procedures. Please read it carefully. This proxy statement and related materials are first being sent to shareholders on or about April 10, 2008.

In this proxy statement, references to "the company" or "Genzyme" and, except within the Audit Committee Report, the Nominating and Corporate Governance Committee Report and the Compensation Committee Report, references to "we", "us" or "our" mean Genzyme Corporation.

Who can vote.    Only shareholders of record of Genzyme common stock ("Genzyme Stock" or "our stock") at the close of business on March 31, 2008 can vote at the meeting.

Quorum.    In order to hold and complete the business of the annual meeting, we must have a majority of the votes entitled to be cast represented in person or by proxy at the meeting. On our record date, March 31, 2008, we had outstanding and entitled to vote 266,882,810 shares of our common stock. With respect to all matters that will come before the meeting, each share is entitled to one vote.

Voting Procedures—Shareholders of Record and Beneficial Owners.    You are a shareholder of record if your shares of our stock are registered directly in your own name with our transfer agent, American Stock Transfer and Trust Company, Inc. ("AST"). You are a beneficial owner if a brokerage firm, bank, trustee or other agent (called a "nominee") holds your stock. This is often called ownership in "street name" because your name does not appear in the records of AST.

How to vote your shares.    You may vote in one of four ways. First, you may vote by completing, signing, dating and mailing your proxy card in the envelope provided. Second, you may vote on the Internet by (i) following the instructions on the proxy ballot form mailed to you, or (ii) going to www.proxyvote.com and, using your proxy ballot form, following the online instructions. Third, you may vote by telephone by using a touch-tone telephone and calling 1-800-proxies. You will need your proxy card in hand when voting on the Internet or by phone. Fourth, you may vote in person at the meeting. If your shares are held in street name, you must request a legal proxy from your nominee as proof of ownership in order to vote in person at the meeting. We are a Massachusetts corporation, and Massachusetts law permits you to vote in any of the ways listed above, including the electronic submission of your proxy.

How you may revoke your proxy instructions.    You may revoke or amend your proxy at any time before it is voted at the annual meeting by writing to us directly, submitting a new proxy with a later date by mail, over the telephone or on the Internet, or by attending the meeting and voting in person.

What if you receive more than one proxy card?    This means that you may have more than one account at AST and/or with a nominee. Your proxy card lists the number of shares you are voting. Please vote the shares on all proxy cards you receive.

We recommend you consolidate your holdings under the same name, address and tax identification number, if possible. This will eliminate some duplication of mailings and reduce costs. Please contact your nominee to consolidate accounts, or our transfer agent, AST, at (800) 937-5449.

How your votes are counted.    Adoption of the proposals that are scheduled to be presented at the meeting require that the number of votes cast in favor of the proposal exceed the number of votes cast against the proposal. If you are a shareholder of record and you vote "abstain" or "withhold" on any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes on that proposal. However, your shares will be counted for purposes of determining whether a quorum is present. If you are a beneficial owner and indicate that you wish to abstain from voting on a proposal or withhold authority to vote for one or more nominee for director, your nominee will so indicate in the vote submitted to us. Under stock exchange rules, a nominee may not vote on "non-routine" matters without receiving your specific voting instructions. This is called a "broker non-vote." At the annual meeting, your nominee will not be able to submit a vote on the proposed equity plan amendments unless it receives your specific instructions. The nominee will, however, be able to vote on the other matters even if it does not receive your instructions.

Discretionary authority.    Subject to the rules related to voting by brokers described above, if you sign and return your proxy card or vote electronically or by telephone without making any specific selections, your shares will be voted in the manner recommended by the board of directors. If other matters not included in this proxy properly come before the annual meeting, the persons named on the proxy card, or designated by electronic or telephonic vote, will have the authority to vote on those matters for you as they determine. At this time, we are not aware of any matters that will come before the annual meeting other than those disclosed in this proxy statement.

Costs of solicitation.    We bear the costs of proxy solicitation. We are paying Innisfree M&A Incorporated, a proxy solicitation firm, $12,000 plus expenses to help us with the solicitation of proxies. Innisfree distributes proxy materials and solicits proxies from brokerage houses, custodians, nominees and other fiduciaries. In addition, our officers and employees may solicit proxies personally, electronically, by telephone or by mail without additional compensation paid to them. We reimburse, on request, the fees and expenses of brokers and other nominees for sending you the proxy materials and sending in your vote.

Results of the voting.    We plan to post voting results under "Corporate Governance" on the "Our Commitment" page of our corporate Web site at www.genzyme.com shortly after the meeting. We will also publish the results in our quarterly report on Form 10-Q that we will file with the Securities and Exchange Commission ("SEC") in August 2008.

Annual meeting to be broadcast on our Web site.    The annual meeting will be broadcast live over the Internet at our corporate Web site at www.genzyme.com/corp/investors/inv_home.asp. For more information, and to listen to the meeting, please go to the Investors area of the site. The contents of our Web site are not incorporated into this document.

STOCK OWNERSHIP

        The table below shows how many shares are held by anyone who is known to us to beneficially own more than 5% of the outstanding shares of our stock. The information in this table is as of March 31, 2008, and is based on the most recent filings submitted by these companies to the SEC regarding their ownership of our stock. Unless noted, each shareholder has sole voting and investment power for the shares listed in the table.

	Shares of Genzyme Stock Beneficially Owned	Percent of class (%)
ClearBridge Advisors, LLC(1) Smith Barney Fund Management LLC 399 Park Avenue New York, NY 10022	22,138,810	8.3
UBS AG(2) FBO UBS Global Asset Management Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland	17,462,067	6.5

(1)
Filing as a group, the parties share power to vote, or to direct the vote, for 18,348,145 of the shares listed, and share power to dispose, or to direct the disposition, of 22,138,810 of the shares listed. Of the shares listed:

•
ClearBridge Advisors, LLC is an investment advisor and shares voting power for 18,098,083 shares and shares dispositive power for 21,888,748 of the shares listed;

•
Smith Barney Fund Management LLC is an investment advisor and shares voting and dispositive power for 250,062 of the shares listed.

(2)
UBS AG is a registered bank, and disclaims beneficial ownership of the shares listed, which reflect shares beneficially owned by the UBS Global Asset Management business group, and its affiliates and subsidiaries, on behalf of its clients (collectively, "UBS"). No single client of UBS is known to own more than 5% of the shares listed. UBS has sole power to vote and to direct the vote with respect to 15,641,455 shares and shares the power to dispose, or to direct the disposition, of all of the shares listed.

        The following table shows how many shares of our stock are beneficially owned by our named executive officers listed in the compensation table on page 24, our directors, and all of our current executive officers and directors together as a group. Unless otherwise noted, each director and officer has sole voting and investment power for the shares listed. The information in this table is as of March 31, 2008 and is based on filings submitted by these individuals to the SEC.

	Shares of Genzyme Stock Beneficially Owned(1) (* Indicates less than 1%)	Percent of Class (%)
Henri A. Termeer(2)	3,772,943	1.4%
Earl M. Collier, Jr.	216,311	*
Sandford D. Smith	153,908	*
Peter Wirth	830,671	*
Michael S. Wyzga	335,786	*
Douglas A. Berthiaume(3)	186,615	*
Gail K. Boudreaux	60,000	*
Robert J. Carpenter	147,362	*
Charles L. Cooney(4)	101,621	*
Victor J. Dzau	62,587	*
Sen. Connie Mack III	68,687	*
Richard F. Syron	45,011	*
All current officers and directors as a group (16 people)	7,407,632	2.8%

(1)
The shares listed include the following stock options exercisable within 60 days after March 31, 2008:

Number of Shares Subject To Stock Options
Henri A. Termeer	3,139,537
Earl M. Collier, Jr.	213,635
Sandford D. Smith	148,603
Peter Wirth	824,789
Michael S. Wyzga	319,320
Douglas A. Berthiaume	105,209
Gail K. Boudreaux	60,000
Robert J. Carpenter	119,187
Charles L. Cooney	77,735
Victor J. Dzau	62,587
Sen. Connie Mack III	68,687
Richard F. Syron	45,000
All current officers and directors as a group (16 people)	6,545,541
(2)
The stock beneficially owned by Mr. Termeer includes 2,371 shares held by his wife and 1,256 shares held in trusts for the benefit of Mr. Termeer's children. Mr. Termeer disclaims beneficial ownership of all shares held by his wife and the trusts.

(3)
The stock beneficially owned by Mr. Berthiaume includes 4,048 shares held by his wife. Mr. Berthiaume disclaims beneficial ownership of all shares held by his wife.

(4)
The stock beneficially owned by Dr. Cooney includes 9,614 shares held jointly with his wife, 240 shares held individually by his wife, 1,882 shares held by his son and 600 shares held by his grandchildren. Dr. Cooney disclaims beneficial ownership of all shares held individually by his wife, son and grandchildren.

ELECTION OF DIRECTORS

        Nominees presented for election to the board are elected for one-year terms. Accordingly, the nominees for election this year will have terms expiring in 2009. If for some reason a nominee is unable to serve, the nominating and corporate governance committee may recommend, and the board may propose, a substitute nominee at the annual meeting and the proxies will vote to approve the election of the substitute nominee.

        We currently have eight directors. Douglas A. Berthiaume, Gail K. Boudreaux, Robert J. Carpenter, Charles L. Cooney and Richard F. Syron were recommended for re-election to the board by our nominating and corporate governance committee and selected for nomination by the board of directors. Each of the nominees has agreed to serve as a director if elected.

        Set forth below are the biographies of each nominee for election this year, followed by biographies of our directors who are continuing in office:

Douglas A. Berthiaume, director since 1988

        Mr. Berthiaume, 59, has been Chairman, President and Chief Executive Officer of Waters Corporation, a high technology manufacturer of high performance liquid chromatography instrumentation and consumables, and thermal analysis and mass spectrometry products used for analysis and purification, since 1994.

Gail K. Boudreaux, director since 2004

        Ms. Boudreaux, 47, currently serves as a strategic healthcare consultant to employers and health care institutions. From December 2005 to April 2008, Ms. Boudreaux was Executive Vice President of Health Care Service Corporation ("HCSC") responsible for the Illinois, Texas, New Mexico and Oklahoma Blue Cross and Blue Shield Plans and including HCSC subsidiaries Fort Dearborn Life, Colorado Bankers Life and Dental Network of America. From September 2002 to December 2005, Ms. Boudreaux was President of Blue Cross and Blue Shield of Illinois, a division of HCSC and the oldest and largest health insurance company in Illinois. From June 1982 to August 2002, Ms. Boudreaux held various positions of increasing responsibility at Aetna, Inc., a provider of health, dental, group, life, disability and long-term care benefits, including Senior Vice President and Head of Aetna Group Insurance, Vice President of Customer Service, and Regional Manager, Capitol Region. Ms. Boudreaux is a director of Dental Network of America and HCSC Insurance Services, both of which are subsidiaries of HCSC.

Robert J. Carpenter, director since 1994

        Mr. Carpenter, 63, is President of Boston Medical Investors, Inc., a privately-held company he formed in 1994 that invests in early stage health care companies. From January 2002 to August 2007, Mr. Carpenter was Chairman of the Board of Peptimmune Inc., a privately-held company that develops immunotherapies for treating auto-immune diseases. He also served as President of Peptimmune from January 2002 until November 2004. Mr. Carpenter is chairman of Hydra Biosciences, which develops drugs based on recently discovered ion channels.

Charles L. Cooney, Ph.D., director since 1983

        Dr. Cooney, 63, is a Professor of Chemical and Biochemical Engineering, Faculty Director, Deshpande Center for Technological Innovation and Co-Director of the Program on the Pharmaceutical Industry at Massachusetts Institute of Technology. Dr. Cooney joined the MIT faculty as an Assistant Professor in 1970 and became a Professor in 1982. Dr. Cooney is a principal of BioInformation Associates, Inc., a consulting company.

Richard F. Syron, director since 2006

        Mr. Syron, 64, has been Chairman and Chief Executive Officer of Federal Home Loan Mortgage Corporation, commonly referred to as Freddie Mac, the second largest source of mortgage financing in the United States, since December 2003. From June 1999 to January 2000, Mr. Syron served as President and Chief Executive Officer of Thermo Electron Corporation, which designs and develops technology-based instruments, and from January 2000 until December 2003 also served as Chairman of the Thermo Electron board. Mr. Syron is currently a member of the board of the Freddie Mac Foundation, is a Trustee of Boston College, and is a Trustee of the Woods Hole Oceanographic Institute.

DIRECTORS CONTINUING IN OFFICE

        The following directors were elected at our 2006 Annual Meeting for terms ending in 2009:

Victor J. Dzau, M.D., director since 2000

        Dr. Dzau, 62, is the Chancellor for Health Affairs and President and Chief Executive Officer of Duke University Health System in Durham, North Carolina. From July 1996 until September 2004, he was the Hersey Professor of the Theory and Practice of Medicine at the Harvard Medical School and Chairman of the Department of Medicine, Physician in Chief and Director of Research at Brigham and Women's Hospital in Boston, Massachusetts. Dr. Dzau sits on the board of directors of Pepsico, Inc., Alnylam Inc., Medtronic, Inc. and the Duke University Health System.

Senator Connie Mack III, director since 2001

        Senator Mack, 67, has served since February 2005 as senior policy advisor and co-chairman of the government relations practice group at King & Spalding LLP, a Washington D.C. law firm. Senator Mack served as a United States Senator from the State of Florida from January 1989 until January 2001. After leaving the Senate, from February 2001 until February 2005, he served as senior policy advisor in the government relations practice at Shaw Pittman, a Washington, D.C. law firm. He is Chairman of the parent board of the H. Lee Moffitt Cancer Center and Research Institute. Senator Mack is also a director of Mutual of America Life Insurance Co., Darden Restaurants, EXACT Sciences Corporation, Moody's Corp. and Spirit Aerosystems.

Henri A. Termeer, director since 1983

        Mr. Termeer, 62, has served as our President and a Director since October 1983, as Chief Executive Officer since December 1985 and as Chairman of the Board since May 1988. For ten years prior to joining us, Mr. Termeer worked for Baxter International Laboratories, Inc., a manufacturer of human healthcare products. Mr. Termeer is a director of ABIOMED Inc. and is Deputy Chairman of the Federal Reserve Bank of Boston.

DIRECTOR COMPENSATION
for the year ended December 31, 2007

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)	Total ($)
Douglas A. Berthiaume(4)	81,250	415,933	127,034	—	624,217
Gail K. Boudreaux	62,750	415,933	—	—	478,683
Robert J. Carpenter	60,250	415,933	—	—	476,183
Charles L. Cooney(5)	65,250	415,933	51,147	—	481,183
Victor J. Dzau	56,750	415,933	—	—	472,683
Sen. Connie Mack(6)	68,750	415,933	139,986	—	624,669
Richard F. Syron(7)	51,250	415,933	6,051	—	524,484

(1)
The amounts above represent the FAS 123R expense, excluding an estimate for forfeitures related to service-based vesting conditions, for all options that vested in 2007. On May 24, 2007, under the automatic grant provisions of our 2007 Director Equity Plan, each non-employee director was granted stock options to purchase 15,000 shares of our stock at an exercise price of $62.16 per share, which was the closing price of our stock on that date. Each of these option grants have an aggregate grant date fair value of $379,706, or $25.31 per share, computed in accordance with FAS 123R and based on the Black-Scholes option pricing model. The 2007 expense was $229,276 for each grant. We incorporate our discussion of the relevant assumptions we use to calculate grant date fair value into this section by reference from the section "Accounting for Stock Based Compensation" in "Note A. Summary of Significant Accounting Policies" and "Note M. Stockholders' Equity" of the "Notes to Consolidated Financial Statements" in our 2007 Annual Report on Form 10-K.

(2)
Non-employee directors had the following aggregate options outstanding as of December 31, 2007:

Stock Options Outstanding
Douglas A. Berthiaume	105,209
Gail K. Boudreaux	60,000
Robert J. Carpenter	119,187
Charles L. Cooney	77,735
Victor J. Dzau	62,587
Sen. Connie Mack	88,587
Richard F. Syron	45,000

  The outstanding stock options have an average exercise price of $50.42 per share and a remaining average life of 6.5 years.

(3)
Pursuant to the 1996 Directors Deferred Compensation Plan (DDCP), Mr. Berthiaume and Senator Mack defer all of their cash compensation into a Genzyme stock account which is invested in hypothetical shares of our stock. Mr. Syron defers all of his cash compensation into an interest bearing cash account. Dr. Cooney deferred compensation into a stock account from July 1996 through September 2002. Under their respective deferral elections, payments will be made in annual installments, up to a maximum of five, beginning in the calendar year following the year in which service as a director ends. Under the plan, if any payments are scheduled to be made to any director while he or she continues to serve on our board, those payments may only be made in cash.

(4)
Mr. Berthiaume has deferred a total of $252,000 in the DDCP under a deferral agreement dated March 29, 2004. In 2007, he deferred a total of $81,250 and was credited with 1,226.956 shares in his stock account. At December 29, 2006, he had a total of 2,775.966 shares in his stock account which had a market value of $170,944. At December 31, 2007 he had a total of 4,002.922 shares in his stock account which had a market value of $297,978, providing him with earnings under the account of $127,034 for 2007.

(5)
Dr. Cooney has deferred a total of $156,250 in the DDCP under a deferral agreement dated June 23, 1996. He has been credited with a total of 3,977.206 shares in his stock account, which had a market value of $244,916 at December 29, 2006 and $296,063 at December 31, 2007, providing him with earnings under the account of $51,147 for 2007.

(6)
Senator Mack has deferred a total of $345,750 in the DDCP under a deferral agreement dated June 17, 2001. In 2007, he deferred a total of $68,750 and was credited with 1,039.983 shares in his stock account. At December 29, 2006, he had a total of 4,865.434 shares in his stock account which had a market value of $299,613. At December 31, 2007 he had a total of 5,905.417 shares in his stock account which had a market value of $439,599, providing him with earnings under the account of $139,986 for 2007.

(7)
Mr. Syron has deferred a total of $51,250 in the DDCP under a deferral agreement dated December 31, 2006. In 2007, he deferred a total of $51,250 into a cash account and was credited with interest of $6,051, providing him with earnings under the account of $6,051 for 2007.

        Employee directors do not receive any additional compensation for their service on the board of directors. Until September 30, 2007, non-employee directors received the following cash compensation for their service on the board and its committees:

  •
  an annual retainer of $25,000, paid quarterly;

  •
  $2,000 for each board meeting they attend;

  •
  $1,500 for each committee meeting they attend;

  •
  an annual retainer of $14,000 for service as audit committee chair, paid quarterly;

  •
  an annual retainer of $8,000 for service as compensation committee chair, paid quarterly; and

  •
  an annual retainer of $4,000 for service as the chair of the nominating and corporate governance committee, paid quarterly.

        In August 2007, the compensation committee conducted an annual review of board compensation. They engaged Towers Perrin, an executive compensation consulting firm, to prepare a competitive analysis and review of the cash and equity compensation for non-employee directors. Following this review, the committee recommended to the board, and the board approved, the following cash compensation for board members, effective October 1, 2007:

  •
  an annual retainer of $40,000, paid quarterly;

  •
  $2,500 for each board meeting they attend;

  •
  $1,500 for each committee meeting they attend;

  •
  an annual retainer of $20,000 for service as audit committee chair, paid quarterly;

  •
  an annual retainer of $10,000 for service as compensation committee chair, paid quarterly; and

  •
  an annual retainer of $10,000 for service as the chair of the nominating and corporate governance committee, paid quarterly.

        In addition, the compensation committee recommended to the board, and the board approved, subject to shareholder approval at this annual meeting, certain changes to the automatic grant provisions of the 2007 Director Equity Plan. The plan changes provide for an annual grant to each non-employee board member of (1) stock options to purchase 7,500 shares of our stock, and (2) restricted stock units (RSUs) for 2,500 shares of our stock. Awards are granted automatically on the date of each annual meeting of shareholders or, in the case of directors elected other than at an annual meeting, upon election to the board. Stock options become fully vested on the date of the next annual shareholders meeting following the date of grant. Each stock option grant has an exercise price equal to the closing price of the stock on the date of grant and a term of ten years. RSUs vest on the next annual shareholders meeting following the date of grant and are valued on the date of grant based on the closing price of our stock. The plan provides for acceleration of exercisability of all unvested awards in the event of a change in control of the company.

        If the proposed changes are not approved by shareholders at the annual meeting, non-employee directors will receive stock option grants under the provisions of the plan approved by shareholders in May 2007. Under those provisions, stock options are granted automatically under our 2007 Director Equity Plan on the date of each annual meeting of shareholders or, in the case of directors elected other than at an annual meeting, upon election to the board. The plan provides for an annual grant of stock options to purchase 15,000 shares of our stock to each non-employee board member. The options become fully vested on the date of the next annual meeting following the date of grant. Each grant has an exercise price equal to the closing price of the stock on the date of grant and a term of ten years. The plan provides for acceleration of exercisability of all unvested options in the event of a change in control of the company.

        Under our director deferred compensation plan, each director may choose to defer the cash compensation payable to him or her as a director until their service as a director ends or until a specified date. The director can elect to defer compensation in exchange for a future payment of cash, stock or a combination of cash and stock. As of December 31, 2007, four of the seven eligible directors had accounts under the plan.

BOARD MEETINGS AND COMMITTEES

        The board of directors held nine meetings during 2007, including an annual two-day strategic review. The board has a standing audit committee, compensation committee, and nominating and corporate governance committee. Each committee operates under a written charter adopted by our board, each of which is publicly available in the "Our Commitment" section of our Web site, www.genzyme.com. The contents of our Web site are not part of this document.

        We expect our board members to rigorously prepare for, attend and participate in all board and applicable committee meetings. Absent compelling and stated reasons, directors who attend fewer than 75% of regularly scheduled board and committee meetings in each of two consecutive years should not be nominated for re-election when their current term expires. Each board member is expected to ensure that other existing and planned future commitments do not materially interfere with his or her service as a director. We also expect that all of our board members will attend our annual meeting of shareholders. In 2007, each director attended at least 88%, except Mr. Syron who attended 65%, of all meetings of the board and all committees of the board on which he or she served. In addition, all of our directors attended the May 24, 2007 annual meeting of shareholders.

        The board has reviewed the independence of each director, taking into account potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director's independence. To determine independence, the board relies on director responses to an annual questionnaire inquiring about, among other things, their relationships (and those of their immediate family members) with us, their affiliations, and other potential conflicts of interest. The board has determined that Mr. Berthiaume, Ms. Boudreaux, Mr. Carpenter, Drs. Cooney and Dzau, Senator Mack and Mr. Syron are independent directors as defined by the listing standards of The NASDAQ Global Select Stock Market®. Mr. Termeer is not independent because of his employment as our chief executive officer.

Audit Committee

        We have a separately designated standing audit committee established by the board for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. The audit committee held eight meetings in 2007. Current members are Mr. Berthiaume (chairman), Ms. Boudreaux, Senator Mack and Mr. Syron, each of whom is independent as defined by the NASDAQ listing standards. Our board has identified Messrs. Berthiaume and Syron as our audit committee financial experts. The committee evaluates and selects our independent auditors, reviews our audited financial statements and discusses the adequacy of our internal controls with management and the outside auditors. The committee also supervises the relationship between the company and its outside auditors, reviews the scope of both audit and non-audit services and related fees, and determines the independence of the outside auditors.

Audit Committee Report

        In the course of our oversight of Genzyme's financial reporting process, we have (i) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2007, (ii) discussed with PricewaterhouseCoopers LLP, the company's independent registered public accounting firm, the matters required to be discussed by Financial Accounting Standards Board Statement on Auditing Standards No. 61, Communication with Audit Committees, and (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.

        Based on the foregoing review and discussions, we recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the SEC.

By the Audit Committee,
Douglas A. Berthiaume, Chairman Gail K. Boudreaux Senator Connie Mack Richard F. Syron

Nominating and Corporate Governance Committee

        The purpose of the nominating and corporate governance committee is to assist the board of directors by identifying for nomination qualified individuals to become board members, to nominate candidates for appointment to board committees, to monitor a process to assess the effectiveness of the board and its committees, and to develop and implement the company's corporate governance guidelines. The committee met three times during 2007. Current members of the committee are Sen. Mack (chairman), Drs. Cooney and Dzau, Ms. Boudreaux, and Messrs. Berthiaume, Carpenter and Syron, each of whom is independent as defined by the listing standards applicable to issuers listed on NASDAQ. Mr. Carpenter became a member of the committee in February 2007.

        Director selection criteria.    The nominating and corporate governance committee is responsible for reviewing with the board, on an annual basis, the appropriate personal characteristics and professional competencies required of board members to work together as a team to properly oversee our strategies and operations.

        In general, all board members are expected to possess certain personal characteristics necessary to creating a functional board: high personal and professional ethics, integrity and values; practical wisdom and mature judgment; an inquisitive and objective perspective; professional experience at a policy-making level in business, government, education or medicine; time availability for in-person participation at board and committee meetings; and a commitment to representing the long-term interests of our shareholders. We also recognize the desirability of racial, ethnic and gender diversity in board membership.

        In addition, the board as a group is expected to encompass the range of professional competencies advantageous to overseeing our diverse businesses. These professional competencies include accounting and financial literacy, industry knowledge, patient-based or payor-based experience or perspective, relevant medical or scientific knowledge, business, government or management experience, and experience with international markets.

        Independence is an important selection criterion for nomination to our board. Independent directors should be free of any relationship with us or our management that may impair, or appear to impair, the director's ability to make independent judgments. At a minimum, independent directors must satisfy the criteria for independence established by NASDAQ. Currently all of our directors are independent except for Mr. Termeer.

        Finally, candidates should be enthusiastic and excited about their service on our board and working collaboratively with existing board members to create value for all of our shareholders.

        Shareholder nominations for directorships.    Shareholders may propose a director candidate for consideration by the nominating and corporate governance committee by directing such recommendation to the Secretary of Genzyme Corporation at 500 Kendall Street, Cambridge, Massachusetts 02142. The recommendation should include the nominee's name, qualifications for board membership and consent to nomination, as well as the name, number of shares of our stock owned and contact information of the person making the recommendation. A shareholder wishing to formally nominate a director for election at a shareholder meeting must comply with the provisions in our bylaws addressing shareholder nominations of directors. The committee will assess such recommendations and nominees based on the director selection criteria described above.

Compensation Committee

        The compensation committee held four meetings in 2007. Current members are Drs. Cooney (chairman) and Dzau and Messrs. Berthiaume and Carpenter. Mr. Carpenter was appointed to the committee in February 2007. Each member of the committee qualifies as an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code, as a "non-employee director" as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as "independent" as defined by the listing standards applicable to issuers listed on NASDAQ. The committee determines the compensation to be paid to all executive officers, including the chief executive officer, and administers our company benefit and equity plans, except the 2007 Director Equity Plan. The committee is responsible for making recommendations to the board for the compensation and benefits for non-employee directors.

        The compensation committee may delegate to subcommittees or to the company's management some of the responsibilities of the full committee. The committee may delegate to an individual employee of the company the responsibility of the committee to approve certain equity grants; however, such grants are made pursuant to a matrix or other guidelines previously approved by the committee. This delegated authority does not extend to grants made to members of the board or to officers of the company within the meaning set forth in the NASDAQ listing standards.

Compensation Committee Interlocks and Insider Participation

        The compensation committee is comprised entirely of independent directors.

Compensation Committee Report

        In fulfilling our role to discharge the board's responsibilities relating to the total remuneration of the company's senior executives and the company's benefit and equity plans, we have reviewed and discussed with management the Compensation Discussion and Analysis found below. Based on the foregoing review and discussions, we recommended to the board that the Compensation Discussion and Analysis be included in the company's proxy statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,
Charles L. Cooney, Chairman Douglas A. Berthiaume Robert J. Carpenter Victor J. Dzau

COMPENSATION DISCUSSION AND ANALYSIS

        In considering our executive compensation policies and practices, we have an obligation to balance our interest in conserving cash and minimizing shareholder dilution, with our interest in using compensation to attract, retain and motivate company management and employees who contribute to our success. In reconciling these competing concerns, we strive to act in the long-term best interests of the company and our shareholders. The board of directors has chartered the compensation committee to discharge the responsibilities of the board to establish executive compensation policies and oversee executive compensation practices. The compensation committee meets regularly with the full board to keep them informed of executive compensation issues, and consults with compensation consultants, academics and other experts to support the board's commitment to be knowledgeable and current regarding executive compensation trends and best practices. Periodically, the committee hosts special meetings with the full board to focus exclusively on executive compensation. These meetings are designed to educate board members on key issues in the business environment and the role those issues play in executive compensation. These meetings also include reviews of our compensation philosophy for both equity and cash compensation, and accounting and disclosure requirements.

        Objectives and Overview of Executive Compensation.    Our objective is to make executive compensation decisions that are thoughtful, straightforward and consistent with the overall goals of the organization.

  •
  Our executive compensation philosophy is built on a platform of simplicity and alignment with shareholder interests. We pay our executives using three components: base salary, annual incentive cash awards and long-term equity awards. We have avoided other long-term obligations such as defined benefit programs, supplemental employee retirement plans, nonqualified deferred compensation plans and retiree health benefits.

  •
  Our perspective is long-term. Our compensation program reflects the nature of the business cycle of product development in our industry. This approach attempts to align our compensation decisions with shareholders' interests in our achievement of sustainable business objectives and corporate performance goals. We operate in a complex, dynamic environment and it often takes years to achieve our goals. For example, moving a product from concept to market can take in excess of eight years, and many products never make it to market. Acquisitions, of products or companies, are opportunistic in nature. Building an infrastructure to accommodate future products and growth requires early investment with no guarantee of return. This perspective requires us to properly prepare for the future needs of the company that drive our growth and success.

  •
  We also maintain a philosophy of inclusiveness by providing a broad-based equity program to motivate employees to become stakeholders and invest in achieving success for the company. We believe a broad-based equity program further aligns our employees' interests with our shareholders' interests.

        Process and Philosophy for Setting Executive Compensation.    We look to our named executive officer group to focus on building and creating the future of the company and expect them to make strategic decisions that continue to move the company successfully forward. We apply deliberate, thoughtful processes throughout the year to discuss and correlate executive compensation levels with performance. The committee reviews and sets cash compensation for all of our executives for the coming year in December. In February, the committee reviews the prior year's overall performance to award cash incentive compensation for the previous year, and considers equity compensation awards in May. Therefore, throughout the year, there is a continuing assessment of corporate and individual executive performance that guides the committee in making compensation decisions. By making compensation decisions considering both competitive market practice and our unique organization and culture, we strive to achieve a balance between creating an appropriate compensation program for our executives while recognizing shareholder interests in limiting company expenditures.

        Our expectations for our chief executive officer and other executive officers are focused on a sustainable business strategy that includes:

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  financial performance;

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  company growth through both acquisitions and internal product development;

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  strategic management of the complexities of a global business with a diverse and growing product portfolio and expanding the business into a greater number of new markets; and

  •
  operational business management, including development of a diverse and complex global manufacturing infrastructure, investment in strong science and research capabilities, integration of acquisitions, and development of a strong executive management team.

        The compensation committee engages Towers Perrin, a leading international compensation consulting firm with special expertise in biotechnology and pharmaceutical industry compensation practices, to assist in its analysis of executive compensation. Towers Perrin has advised the committee since the mid-1990's and provides a third party perspective based on their extensive knowledge of the industry as well as cross-industry general practice. They advise the committee of developments in the design of compensation programs and provide benchmarks to compare our total compensation packages to those of companies with which we compete for executive talent. Towers Perrin meets one-on-one multiple times during the year with the chairman of the compensation committee and provides external perspective and information to us throughout the year. At the committee's request, Towers Perrin also works with senior management to discuss data, trends and current practices, and provides findings and recommendations. Towers Perrin reports directly to the committee regarding executive compensation issues. They also perform other human resources related work for us.

        Market Benchmarking.    Each year the compensation committee analyzes the compensation practices of peer companies from the biotechnology industry sector for comparison purposes and to gain an external perspective in preparation for setting executive salaries and target incentives for the coming year. The committee regularly reviews this industry group as well as other business sectors to ensure that the committee is considering executive compensation levels against appropriately comparable companies. Using this industry-based list, the committee then analyzes specific financial characteristics of each company to select our peer group, which include:

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  revenue size and growth rate;

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  research and development expense;

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  employee size;

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  market capitalization;

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  one- and three-year total shareholder return;

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  net income;

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  similar core businesses to ours; and

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  international presence.

        Following the compensation committee's analysis and discussions with Towers Perrin and select senior management personnel, the committee selected the following companies as our peer group for 2007: Allergan, Inc., Amgen Inc., Biogen Idec Inc., Celgene Corp., Cephalon, Inc., Genentech, Inc., Gilead Sciences, Inc. and MedImmune, Inc. (which was acquired by AstraZeneca International in April 2007). While we recognize that the number of peer companies we reference for compensation purposes is limited, we believe that these organizations best reflect the selection criteria outlined above. The committee also reviews the peer companies disclosed by our peer organizations in publicly available filings to ensure that we have completed our due diligence in terms of identifying and selecting appropriate companies for compensation comparison purposes. The committee looks at the data from this peer group on a holistic and individual basis when considering appropriate pay positioning.

        In addition to peer group analysis, each year the compensation committee considers nationally recognized, published survey data for market comparisons for select executive positions. For 2007, the committee reviewed general industry survey data from Towers Perrin, the Towers Perrin 2006 Pharmaceutical Executive Compensation Database survey, the Radford Associates Biotechnology Survey and a custom survey conducted by Watson Wyatt that specifically reports on equity incentive values and practices within the biotechnology industry. These surveys help the committee to match our incumbent executives to appropriate survey positions by looking at scope of responsibilities and internal comparisons. Specifically, for each survey benchmark position, the committee reviews competitive levels of base salary, annual incentive awards and equity incentive grants to supplement the data gathered from the proxy filings of our peer companies listed above.

        Equity.    We believe that the structure of our equity compensation program is directly tied to the performance of the company over time. Our shareholders expect us to create value, and that value is ultimately reflected in our stock price. Our equity compensation program is designed to address shareholder interests by providing our employees appropriate long-term incentives to motivate and retain them in a future-oriented environment such as ours. To utilize equity compensation responsibly and maintain competitiveness, the compensation committee establishes guidelines to limit the total number of equity awards that may be granted in a fiscal year to a stated percentage of shares outstanding. The objective of this philosophy is to manage the potential dilutive impact of the program to shareholders while continuing to provide broad-based equity awards. We continue to evaluate and adapt our program to address the challenges of an increasing employee population and the limited availability of equity reserves. We utilize a combination of stock options and restricted stock units (RSUs). This approach helps manage dilution and allows us to deliver an equity component of total compensation that both continues to hold value and rewards for increased market value.

        Equity grant guidelines and timing.    We award equity under three programs: a new hire grant program, a general grant program and a recognition grant program. Each year the compensation committee establishes guidelines and reviews our philosophy for granting equity under each program to determine appropriate and competitive grant levels. In 2007, we implemented the use of RSUs as part of our long-term incentive program to help manage the dilutive effect of granting equity and to continue our practice of granting equity to nearly all employees. For our general grant in 2007, each equity award was granted 50% in stock options and 50% in RSUs, applying a 3:1 ratio such that one RSU was awarded for every three stock options. We have generally adopted a three-year cliff vesting for RSUs to ensure that employees will only realize value after a substantial period of service.

        We have in place mechanisms for each of our three equity programs to ensure that awards are not back-dated. In 2007, we established new processes, discussed below, for approving, dating and pricing new hire and recognition awards. Each year the committee evaluates the use of equity as a compensation tool, considering employee eligibility and past award practice, and sets a budget to manage its use. For 2007, the committee decided to continue a broad-based granting philosophy, award both stock options and restricted stock units, and manage to a maximum of 2.5% of shares outstanding for the combined programs.

        New Hire Equity Grants.    We utilize a new hire equity grant program as an attraction tool in the hiring process for certain employees and executives throughout the year. Each year the compensation committee approves the total pool of shares available for the program. The committee has approved a new hire grant matrix, based on salary level, which determines the number of stock options and RSUs that may be granted to eligible new employees, other than executive officers, when they are hired. The committee has authorized our senior vice president, chief human resources officer to pre-approve and administer new hire grants pursuant to the matrix. The committee reviews all new hire grants on an annual basis. Grants to newly hired executive officers require specific approval by the committee prior to grant. Beginning in June 2007, awards to employees who are hired on or prior to the 15th of each month are granted and priced (using the closing price of our stock) on the 15th (or next business day if the stock market is not open on the 15th) of the month of the employee's date of hire. Awards to employees who are hired after the 15th of the month are granted and priced (using the closing price of our stock) on the 15th (or next business day if the stock market is not open on the 15th) of the month following the employee's date of hire. Prior to June 2007, the grant date and exercise price of a new hire stock option was set as the closing price of our stock on the date the employee began work at Genzyme.

        General Equity Grant.    Our largest equity program, which includes executive officers and employees, is a broad-based equity grant of stock options and RSUs pursuant to an overall long-term equity incentive compensation plan. Such grants have covered approximately 88% of the shares granted during the calendar year for the past few years and have been awarded to approximately 98% of our worldwide employees. Each year the compensation committee decides if it is going to approve a broad-based equity grant and if so, plans for it to occur on the date of the annual shareholders meeting. Our bylaws call for the annual meeting to be held on the fourth Thursday of May or as otherwise determined by the board. The date of these annual meetings is set months in advance as part of the normal scheduling process for the board and its committees. This grant is not timed to coincide with the release of any material non-public information. The committee pre-approves a grant matrix, based on employee base salary and individual performance review ratings, which determines the number of options and RSUs that may be awarded to each eligible employee, other than the executive officers. To determine executive officer grants, the committee considers peer group proxy and survey data. The exercise price of the stock option grant is pre-approved by the committee and set as the closing price of the stock on the date of the grant, which is the date of the annual shareholders meeting. The RSU awards are valued based on the closing price of our stock on the date of grant.

        Recognition Stock Option Grants.    We also have a long-term equity incentive program, utilizing stock options, to recognize those employees who demonstrate excellence and outstanding achievement during the year. Executive officers are not eligible for this program. Each year the compensation committee approves a total pool of stock options available for the recognition stock option program and has authorized our senior vice president, chief human resources officer to approve the individual grants for the recognized employees. The individuals are nominated and vetted through an approval process that includes their immediate supervisor, the executive in charge of the business unit and our human resources department. At each meeting, the committee reviews all recognition grants that have been awarded since its last meeting. Through May 2007, the exercise price of the option was set as the closing price of the stock on the date of the option grant, which was the date that all the appropriate approvals were received and confirmed and our senior vice president, chief human resources officer signed the approval for granting the employee the recognition stock option. Beginning June 2007, all recognition grants approved by the senior vice president, chief human resources officer by no later than one day prior to each quarterly earnings announcement will be granted, and the exercise price set as the closing price, on the third business day following each earnings announcement by the company.

        Mr. Termeer's compensation.    At its meeting in December 2006, the compensation committee set executive base and target incentive cash compensation levels for 2007. In setting Mr. Termeer's cash compensation, the committee considered cash compensation levels of CEOs in our peer group, survey data provided to us by our executive compensation consultants, and Mr. Termeer's performance over the past year. The committee also considered secondary factors, including Genzyme's sustained strong financial performance during Mr. Termeer's tenure, and Mr. Termeer's cash and equity compensation during the past 10 years. In setting his salary for 2007, the committee recognized the company's strong results and excellent progress in 2006 and recommended that Mr. Termeer's salary for 2007 be increased by 5% to reflect the overall sound performance of the company. The committee set Mr. Termeer's base salary at $1,505,000 for 2007, identifying the following items that significantly impact the outcome of the company's 2006 performance:

  Financial Results

  •
  The rate of strong revenue and income growth for fiscal year 2006 relative to the previously approved budget.

  Acquisitions/Product Growth

  •
  Genzyme acquired AnorMed Inc. and its investigational product Mozobil, which has shown great promise in stem-cell transplantation and which holds promise in numerous additional medical indications;

  •
  Key products, Cerezyme, Renagel and Myozyme, all experienced continued strong growth; and

  •
  The company advanced many products within its promising late-stage pipeline, providing a basis for sustained future growth.

  Strategic Management

  •
  Mr. Termeer continued to position the company for sustained future growth by directing the growth and development of each of the existing core businesses, pursuing an opportunistic acquisition strategy, appropriately investing in research and development, and cultivating a pipeline that is both broad and deep.

  Operational Management

  •
  Genzyme continued to invest in and develop its strong and diverse global manufacturing facilities to prepare for growth of current and future products; and

  •
  Genzyme continues to expand and strengthen its global sales and marketing infrastructure.

        The compensation committee believes that an emphasis on variable cash incentive compensation tied to corporate performance is appropriate for a chief executive officer and Mr. Termeer's increase should continue to reflect Genzyme's pay-for-performance philosophy under which target annual incentive cash compensation makes up more than half of total cash compensation. The actual cash incentive award paid may be lower or higher than target based on performance for the year. The committee concluded that in 2006 all areas of our financial performance were on target to meet budget objectives. Mr. Termeer's leadership continues to guide the company in the development of promising research programs, clinical trials, infrastructure and product launches that will make possible sustained growth for the coming years. For these reasons, the committee recommended that Mr. Termeer's annual cash incentive target be increased by 5% over his 2006 target. The committee set Mr. Termeer's cash incentive target at $1,785,000 for 2007. Of this amount, approximately 60%, or $1,071,000 is tied to corporate financial performance and 40%, or $714,000 is tied to individual performance. The corporate financial performance component is payable based on the extent to which we achieve the operating income goals as defined by the board in connection with approving the 2007 annual budget. The current corporate financial performance annual cash incentive formula allows for 100% payment when 100% of the target is met. If the target is exceeded, for every 1% above the target, 2.5% is added to the annual cash incentive payment up to a maximum of 150% payment for achievement of 120% or more of the target. If the target is not met, for every 1% below the target, 1.5% is deducted from the annual cash incentive payment. No corporate annual cash incentive is paid if less than 86% of the target is met. The committee will assess the payment of Mr. Termeer's individual cash incentive target based on his strategic management of the company and its operations in achieving a long-term, sustainable business strategy. The committee increased Mr. Termeer's overall cash compensation, both salary and incentive compensation, by 5% to $3,290,000. This increase aligns with the company's overall compensation budget, which we manage to 5.5%, and is comparable to industry norms.

        In May 2007, the compensation committee considered an equity grant to Mr. Termeer of stock options and RSUs. The committee considers Mr. Termeer's equity awards "at risk" compensation and believes it is appropriate for equity awards to comprise a significant portion of Mr. Termeer's total compensation. The committee referenced CEO equity data from proxy materials of the company's peer group provided by Towers Perrin to guide their analysis, as well as certain criteria from the company's performance and growth during Mr. Termeer's tenure, including:

  •
  Sound long-term performance of the company with increasing revenues;

  •
  Strong execution in operations with global manufacturing capacity;

  •
  A continuing build-up of a global infrastructure; and

  •
  A strong, diverse product pipeline.

As a result of their analysis, and to recognize Mr. Termeer's management of the operations of the company toward long-term sustainable growth, the compensation committee granted Mr. Termeer stock options to purchase 200,000 shares of our stock and restricted stock units for 67,000 shares. The committee applied the same formula that was applied to all other employees who were granted awards at the same time, constructing an award that provided for 50% of the grant in stock options and 50% in RSUs, applying a 3:1 ratio such that one RSU was awarded for every three stock options. By providing Mr. Termeer with mixed stock option and RSU equity grants, the committee was able to continue to grant Mr. Termeer equity at an appropriate and competitive value while reducing the overall number of shares awarded from the previous year.

        The following table summarizes the components of 2007 compensation decisions approved by the committee as a percentage of total compensation for Mr. Termeer:

	2007 ($)(1)	% of total compensation
Base salary	1,505,000	12%
Target cash incentive
—corporate performance	1,071,000
—individual performance	714,000

Total target cash incentive	1,785,000	15%

Total cash and target compensation	3,290,000	27%
Value of equity awards(2)
—stock options	4,640,360	38%
—RSUs	4,164,720	35%

Total equity value	8,805,080	73%

Total compensation	12,095,080	100%

    (1)
    Represents total target compensation for 2007 only. Actual target cash incentive paid is disclosed in the Summary Compensation Table on page 24. Does not reflect other amounts included in the Summary Compensation Table, such as expense of equity awards vesting in 2007 that were granted in 2007 and in prior years or any other compensation.

    (2)
    Based on grant date fair value, discussed on page 28 of this proxy statement.

        Compensation for other named executive officers.    To determine executive compensation for 2007, the compensation committee reviewed the compensation data of peer group companies, as well as compensation surveys of the pharmaceutical and biopharmaceutical and general industries. The committee's objective is to ensure that total cash for our executive positions are appropriate and reflect the individual performance of each executive.

        The approach to compensation for our named executive officers also reflects our non-hierarchical management structure. We employ a relatively flat management structure compared with the more traditional management structures employed by many other companies. Our executive officers make up an operating committee that includes business, legal, medical and scientific officers. This operating committee meets regularly to discuss the ongoing management of the company as well as strategic planning for the company's development and future growth. They have an integral role in helping Mr. Termeer chart the future of the company. Cash and equity compensation for members of this group falls within relatively narrow ranges, reflecting the flat management layer directly below the CEO. Due to the way this group operates, the differential between the compensation levels for our named executive officers and the compensation for Mr. Termeer is greater than that seen in the more traditional hierarchical compensation structures employed by many other companies.

        For the named executive officers other than himself, Mr. Termeer provides the compensation committee with an assessment of each officer's individual performance and his recommendation for merit increases and target annual cash incentive compensation amounts. Mr. Termeer's recommendations for 2007 included an emphasis on incentive compensation to reflect a pay for performance structure. Because the named executive officers are responsible for implementing our strategic direction, Mr. Termeer's recommendations focus on sustainable, strategic decision-making capabilities for each individual relative to the company as a whole and his individual areas of responsibility. The committee also reviews a two-year history of cash compensation. The committee reviews Mr. Termeer's recommendations and makes its cash compensation decisions based on each officer's performance, its assessment of that individual's performance relative to the group and each officer's compensation in light of market information. At its December 2006 meeting, the committee approved base salary increases ranging from 4.0 - 4.7% for 2007 for the named executive officers other than Mr. Termeer.

        A significant portion of executive compensation consists of annual cash incentive awards. The annual cash incentive targets are tied to performance measures, at both the corporate level and at individual areas of responsibility. Approximately 78% of the annual cash incentive target for the named executive officers, other than Mr. Termeer, is tied to corporate financial performance. The corporate financial performance component is payable based on the extent to which we achieve the operating income goals as defined by the board in connection with approving the 2007 annual budget. The current corporate financial performance annual cash incentive formula allows for 100% payment when 100% of the target is met. If the target is exceeded, for every 1% above the target, 2.5% is added to the annual cash incentive payment up to a maximum of 150% payment for achievement of 120% or more of the target. If the target is not met, for every 1% below the target, 1.5% is deducted from the annual cash incentive payment. No corporate annual cash incentive is paid if less than 86% of the target is met.

        For our named executive officers, equity is used as an incentive to manage the business to realize and maximize long-term shareholder value. In determining the number of options and RSUs to grant to each named executive officer, the committee considers:

  •
  Mr. Termeer's recommendations;

  •
  proxy data from our peer group;

  •
  Watson Wyatt's custom survey of long-term incentive practices in the biotechnology industry;

  •
  our expected business position for the next several years; and

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  our granting history for the last three years.

In May 2007, the committee approved equity awards of 45,000 stock options and 15,000 RSUs for each of our named executive officers, other than Mr. Termeer. The committee applied the same formula that was applied to all other employees who were granted awards at the same time, constructing a grant that provided for 50% of the award in stock options and 50% in RSUs, applying a 3:1 ratio such that one RSU was awarded for every three stock options.

        The following table summarizes the components of 2007 compensation decisions approved by the committee as a percentage of total compensation for the named executive officers listed in the "Summary Compensation Table" on page 24 of this proxy statement:

	M. Wyzga	E. Collier	S. Smith	P. Wirth
Base salary	17%	18%	16%	23%
Total target cash incentive	15%	15%	16%	14%

Total cash and target compensation	32%	33%	32%	37%
Value of equity awards(1)	68%	67%	68%	63%

Total compensation(2)	100%	100%	100%	100%

(1)
Based on grant date fair value, discussed on page 28 of this proxy statement.

(2)
Represents total target compensation for 2007 only. Actual target cash incentive paid is disclosed in the Summary Compensation Table on page 24. Does not reflect other amounts included in the Summary Compensation Table, such as expense of equity awards vesting in 2007 that were granted in 2007 and in prior years or any other compensation.

        Without sustained growth and positive stock price performance, our executives carry the risk that they will not be able to realize significant gains from all of their equity-based awards. Our long-term incentive program, by design, provides a link to shareholder interests and to the company's long-term performance. The compensation committee does not consider realized gains from prior stock option awards in its compensation decisions, for either cash or equity, as such awards recognize past achievement. While we encourage share ownership through this program, we do not have a formal share ownership policy. Historically, on average, our executive officers wait more than four years before exercising stock options. In addition, we do not have a specific policy regarding hedging the economic risk of share ownership, but advise our executive officers about the potential for violations under the short-sale rules of the Exchange Act.

        Executive Employment Agreements.    Messrs. Termeer and Wirth each have an initial three-year employment agreement that renews automatically each January 1st, unless written notice of non-renewal is given. Each agreement provides that the board, or a duly appointed committee of the board, shall set salary annually, and that such base salary shall not be lower than the base salary for the preceding calendar year. Both agreements provide:

  •
  certain life and disability insurance benefits;

  •
  eligibility to participate in the company's annual cash incentive plan;

  •
  eligibility to participate in the company's equity incentive plans;

  •
  certain payments and benefits for termination without cause, with or without a change in control event, or termination by the executive for good reason following a change in control;

  •
  accelerated vesting of equity awards in the event of termination without cause due to death or disability; and

  •
  confidentiality, non-competition and ownership of inventions provisions.

        Executive Severance Agreements.    The committee believes that it is in the best interests of the company and its shareholders to ensure the continued dedication of our named executive officers, should the company be in the situation of facing a change in control. Such a situation would require our named executive officers to remain highly focused and attentive to managing the operations of the company. The financial security provided by severance benefits can mitigate the inevitable distractions created by the personal uncertainties and risks created by a pending or threatened change in control.

        We have severance agreements with all of our named executive officers other than Messrs. Termeer and Wirth, whose severance arrangements are described above. These agreements have an initial one-year term and renew automatically each December 31st for an additional one-year period, unless written notice of non-renewal is given. Under these agreements, payments will be made upon the termination of the named executive officer's employment by us without cause or by the named executive officer for good reason following a change in control. These agreements were amended and restated in 2007 to comply with Section 409A of the Internal Revenue Code.

        For a more complete description and quantification of benefits payable to our named executive officers upon and following termination of employment see "Potential Payments Upon Termination or Change in Control" on pages 32-35.

        None of Mr. Termeer's, Mr. Wirth's, or any named executive officer's agreements contain any clawback provisions. None of the agreements provide for tax gross-up payments, which allows us to avoid the often significant costs that could be involved in gross-up payments related to change in control.

        Tax law limits on executive compensation.    Section 162(m) of the Internal Revenue Code generally does not permit Genzyme a federal income tax deduction for taxable year compensation in excess of $1,000,000 paid to each of our chief executive officer and the other named executive officers of Genzyme. Certain performance-based compensation that is awarded under a plan, the material terms of which have been approved by shareholders is exempt from the deduction limit. Although the 2007 salary and annual cash incentive awards paid to our named executive officers do not qualify for the performance-based compensation exemption, our shareholders have approved the 2001 and 2004 Equity Incentive Plans, which are designed to allow us to deduct the compensation expense related to stock options granted to our named executive officers under those plans. We have in the past and may in the future award compensation that is not fully deductible under Section 162(m) when we view such compensation as consistent with our compensation policies and in the best interests of the company and its shareholders.

        Section 409A of the Internal Revenue Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. We also structure our compensation and benefit arrangements, where applicable, to qualify for an exemption under, or to satisfy the requirements of, the "nonqualified deferred compensation" rules under Section 409A of the Internal Revenue Code. Consistent with this intention, we will be required to amend some of our plans and arrangements to ensure that they are exempt from or comply with Section 409A by the IRS deadline, which we currently anticipate will be December 31, 2008.

        This compensation discussion and analysis is intended to provide an overview and analysis of the policies and decisions made for executive compensation. We believe that the decisions of the compensation committee and the company follow a deliberate and thoughtful process and are aligned with the short- and long-term objectives of the corporation and its shareholders. The following tables and disclosures are intended to support and augment this discussion.

SUMMARY COMPENSATION TABLE
for the year ended December 31, 2007

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)(6)
Henri A. Termeer Chief Executive Officer(7)	2007 2006 2005	1,503,620 1,431,938 1,365,000	839,784 — —	10,040,452 19,166,150 11,338,650	2,142,000 1,725,500 1,759,500	105,773 125,330 72,855	14,631,629 22,448,918 14,536,005
Michael S. Wyzga Executive Vice President, Chief Financial Officer	2007 2006 2005	489,577 467,654 450,000	188,011 — —	1,660,709 1,940,886 1,817,548	560,000 433,125 445,000	11,230 11,000 8,400	2,909,527 2,852,665 2,720,948
Earl M. Collier, Jr. Executive Vice President	2007 2006 2005	536,577 514,615 495,000	188,011 — —	3,333,115 2,068,913 2,089,620	555,000 433,125 435,000	11,250 11,000 8,400	4,623,953 3,027,653 3,028,020
Sandford D. Smith Executive Vice President	2007 2006 2005	469,654 451,674 435,000	188,011 — —	2,979,219 1,526,355 1,221,525	555,000 389,583 360,000	11,250 — —	4,203,134 2,367,612 2,016,525
Peter Wirth Executive Vice President, Chief Legal Officer(8)	2007 2006 2005	705,423 675,500 650,000	188,011 — —	1,660,709 2,070,880 2,181,698	560,000 433,125 445,000	13,161 12,913 10,327	3,127,304 3,192,418 3,287,025

(1)
Amounts represent the compensation expense, excluding an estimate of forfeitures related to service-based vesting conditions, recognized in our financial statements with respect to RSUs granted in 2007. Compensation expense is based on the grant date fair market value of the award. The RSUs were granted on May 24, 2007 and had a grant date fair market value of $62.16 per share.

(2)
Amounts represent the FAS 123R compensation expense, excluding an estimate of forfeitures related to service-based vesting conditions, recognized in our financial statements with respect to the vested portion of stock options granted in 2007 and 2006 plus vesting that occurred in 2007 and 2006 for options granted in previous years. In addition, FAS 123R requires us to fully expense stock options when there is no risk of forfeiture of the award. Messrs. Termeer, Collier and Smith have each reached a company retirement eligibility threshold for option awards which provides for acceleration of vesting for stock options at termination of employment. Although option grants to Messrs. Termeer, Collier and Smith vest over four years and the company does not permit the exercise of unvested options, these grants have been fully expensed in 2007 and 2006 for Mr. Termeer and in 2007 for Messrs. Collier and Smith. Options awarded in 2005 were granted prior to our adoption of FAS 123R and, therefore, will continue to be expensed over the requisite nominal vesting period.

  The option awards expense was determined using the Black-Scholes option valuation model, which estimates the value of an equity award using subjective assumptions which can vary over time. Valuation information for the 2007 option awards can be found below in the "Grants of Plan-Based Awards" table on page 28. For a more complete discussion of our adoption of FAS 123R and the relevant assumptions we use to calculate the grant date fair value of option awards, see the section "Accounting for Stock-Based Compensation" in "Note A. Summary of Significant Accounting Policies" and "Note M. Stockholders' Equity" of the "Notes To Consolidated Financial Statements" in our 2007 Annual Report on Form 10-K.

(3)
Option award amounts include the following expense for options vested or expensed in 2007:

Grant Date	Henri A. Termeer Expense ($)	Michael S. Wyzga Expense ($)	Earl M. Collier, Jr. Expense ($)	Sandford D. Smith Expense ($)	Peter Wirth Expense ($)
5/25/00	3,876	—	—	—	—
5/31/01	13,670	—	—	—	—
5/29/03	875,454	165,875	165,875	82,938	165,875
5/27/04	1,989,293	350,289	350,289	246,500	350,289
5/26/05	2,517,799	408,772	408,772	287,325	408,772
5/25/06	—	400,868	1,364,098	1,318,375	400,868
5/24/07	4,640,360	334,905	1,044,081	1,044,081	334,905

Total	10,040,452	1,660,709	3,333,115	2,979,219	1,660,709

  In 2007, each of Messrs. Collier and Smith reached a retirement eligibility threshold which provides for acceleration of vesting of stock options at termination of employment. Mr. Termeer reached this threshold in 2006. Amounts above represent the full FAS 123R expense for options granted in 2006 which do not fully vest until 2010, and in 2007 which do not fully vest until 2011.

  Option award amounts include the following expense for options vested or expensed in 2006:

Grant Date	Henri A. Termeer Expense ($)	Michael S. Wyzga Expense ($)	Earl M. Collier, Jr. Expense ($)	Sandford D. Smith Expense ($)	Peter Wirth Expense ($)
1/30/97	—	—	75	—	—
5/25/00	9,757	—	—	—	—
5/31/01	13,670	—	—	—	—
5/30/02	845,157	130,697	258,649	99,216	260,691
5/29/03	2,144,568	406,339	406,339	203,170	406,339
5/27/04	1,992,545	350,861	350,861	246,902	350,861
5/26/05	2,521,933	409,443	409,443	287,797	409,443
5/25/06	11,638,520	643,546	643,546	689,270	643,546
5/24/07	0	0	0	0	0

Total	19,166,150	1,940,886	2,068,913	1,526,355	2,070,880

  In 2006, Mr. Termeer reached a retirement eligibility threshold which provides for acceleration of vesting of stock options at termination of employment. Amounts above represent the full FAS 123R expense for options awarded in 2006, even though the options do not fully vest until 2010.

  In addition to any expense for options that may be granted in future years, we will incur the following expense for options granted in prior years to the named executive officers as they vest:

Year	Henri A. Termeer Expense ($)	Michael S. Wyzga Expense ($)	Earl M. Collier, Jr. Expense ($)	Sandford D. Smith Expense ($)	Peter Wirth Expense ($)
2008	3,337,489	1,163,345	551,993	388,109	1,163,345
2009	1,008,773	774,122	163,777	115,119	774,122
2010	—	368,328	—	—	450,710
2011	—	82,382	—	—	—

  In addition to any expense for RSUs that may be granted in future years, we will recognize expense over the vesting period for RSUs granted in 2007 to the named executive officers as follows:

Year	Henri A. Termeer Expense ($)	Michael S. Wyzga Expense ($)	Earl M. Collier, Jr. Expense ($)	Sandford D. Smith Expense ($)	Peter Wirth Expense ($)
2008	1,390,773	311,367	311,367	311,367	311,367
2009	1,386,973	310,516	310,516	310,516	310,516
2010	547,189	122,505	122,505	122,505	122,505
(4)
In February 2008, the compensation committee evaluated the achievement of the 2007 annual cash incentive targets. For 2007, the company exceeded the operating income goals established in the 2007 budget by 12% and, in accordance with the corporate financial performance formula, the committee awarded the corporate performance cash incentive at 130% of target for all of the named executive officers. In addition, Mr. Termeer made recommendations to the committee for the individual performance component of each named executive officer's annual incentive based on his evaluation of each officer's performance for the year. Mr. Termeer discussed the company's 2007 performance and each executive's contribution in attaining strong financial results, increased stock price, continued product growth, and a continued development of a strong product pipeline. The committee reviewed and discussed the following recommendations and specific comments from Mr. Termmer related to each of the named executive officers:

  •
  Mr. Wyzga: Mr. Termeer noted Mr. Wyzga's strengths at strategically planning for the long-term financial future of the company. In addition, Mr. Wyzga has built a strong and diverse senior finance team which, among other accomplishments, successfully obtained financial audit results with no significant deficiencies.

  •
  Mr. Collier: Mr. Collier has played a key role over the last year in participating in and providing valuable contributions to strategic planning initiatives.

  •
  Mr. Smith: Mr. Termeer reflected on Mr. Smith's unique and distinguished talents in his highly complex role as leader of the company's international commercial operations. Mr. Smith's organization had an outstanding year both in the performance in existing markets as well as in the expansion into new markets, noting that international sales accounts for nearly 50% of revenues.

  •
  Mr. Wirth: Mr. Termeer noted Mr. Wirth's effective leadership in building a strong legal staff as advisors to the business. He also noted Mr. Wirth's significant contribution through shareholder and public outreach in supporting Mr. Termeer's and the board's intention to remain a strong, sustainable and independent company.

  Following their review and assessment of each officer's performance, the committee awarded the individual performance component to the named executive officers other than Mr. Termeer at 100% to 105% of target. Aggregate total bonuses for the named executive officers, other than Mr. Termeer, ranged from 123% to 124% of target.

  Mr. Termeer's individual performance target for 2007 was set at 40% of his total cash incentive, or $714,000. The compensation committee awarded Mr. Termeer 105% of his individual cash incentive, after considering a number of major accomplishments, including:

          Financial Performance.

    •
    The company closed the year with strong financial growth that exceeded the forecasted target and positioned the company well for 2008.

          Acquisitions/Product Growth.    Mr. Termeer continues to build and expand the company in multiple product areas:

    •
    The Mozobil trial in Non-Hodgkin's lymphoma and multiple myeloma and Synvisc-One met primary endpoints;

    •
    Renvela, our next generation Renagel product, was approved for sale in the U.S.;

    •
    Investments in the Genetics business resulted in a 2007 revenue increase of 19%;

    •
    A three-year analysis demonstrated robust, highly statistically significant treatment effect of Campath compared to Rebif for the treatment of multiple sclerosis;

    •
    The acquisition of Bioenvision resulted in the company acquiring exclusive, world-wide rights to clofarabine;

    •
    The successful launch for Myozyme;

    •
    Strong organic and acquired growth in the Diagnostics business; and

    •
    Campath MS moved to phase 3 clinical trials.

          Business Strategy.    Mr. Termeer continuously manages toward sustainable future growth through:

    •
    Strong commercial activity in domestic and current global markets;

    •
    Expansion in critical markets such as China and India;

    •
    Continued opportunistic acquisition strategy;

    •
    Continued breadth and depth of the product pipeline;

    •
    Focused investment in research and development; and

    •
    External recognition, including the award of the National Medal of Technology.

          Operational Management.

    •
    Mr. Termeer is recognized for managing continuous growth and expansion of global manufacturing facilities, which provides multiple technology platforms across and within manufacturing facilities.

(5)
All other compensation above includes company contributions made under our retirement savings plan, a 401(k) plan.

(6)
The three components we use to pay our executives are intended to reward the achievement of the financial, operational and strategic goals of the company. The cash compensation paid to our executives has a strong emphasis on the annual cash incentive to focus executives to achieve the annual objectives of the company. Our non-cash equity awards are intended to promote a long-term pay-for-performance environment that is directly tied to the performance of our stock. Our executives may or may not realize the full value of the stock options and RSUs granted, as any amounts realized are highly dependent on sustained growth and resulting strong stock price performance.

(7)
All other compensation for Mr. Termeer for 2007 and 2006 includes insurance premiums totaling $28,103 in each year that we paid for life and disability insurance benefits. In addition, for security purposes we provide a driver to Mr. Termeer for commuting to and from work and work-related events. The benefit to Mr. Termeer for his personal commuting expenses was $66,420 for 2007 and $60,845 for 2006. This benefit is based on the driver's salary plus vehicle expenses, including gas, mileage, and vehicle lease expense. Mr. Termeer also received a grossed-up taxable benefit of $25,382 in 2006 for personal use of the corporate aircraft.

(8)
For Mr. Wirth, all other compensation includes insurance premiums of $1,911 for 2007 and $1,913 for 2006 that we paid for life insurance benefits.

        Our policy on the use of corporate aircraft.    We pay for travel on private and commercial aircraft for our executives, but only if such travel is directly related to the performance by the executive of his or her job. We lease an aircraft for business travel and pay for the service based on the route traveled regardless of the passenger load. Employees authorized to use the aircraft for business travel are allowed to bring family members or guests along on the trip provided they have the prior approval of the chief executive officer and the chief financial officer. When an employee brings a family member or guest along on a business trip and does not reimburse the company for such costs, then the employee is considered to have received a benefit equal to the value of the trip. We use the equivalent cost of first class airfare method to calculate the value of this benefit. The value of the trip is determined by data on an equivalent first class trip as quoted by our independent travel agency.

        In certain circumstances we consider the presence of spouses at business functions integral to the success of a business trip. A significant portion of our economic growth includes expansion into emerging markets, such as China and Southeast Asia. This expansion activity often includes ceremonial meetings with dignitaries of local governments. Spouses of our representatives are expected to attend these ceremonial meetings by the local dignitaries. Generally, the success of the meetings and the benefit to Genzyme is deemed to be substantial and therefore the cost of the spouse's flight is considered a normal business expense and no taxable fringe benefit is created. For similar reasons, we view the spouse's flight as integrally and directly related to the performance of the executive's duties and, consequently, do not consider the cost to represent a perquisite.

        The specific facts and circumstances of each trip that includes spousal travelers are reviewed by us and may require the value of the spousal travel to be declared income to the employee for financial and/or tax reporting. When appropriate, the value of the travel will be reported as income to the employee and will be grossed up to pay the taxes due for this additional income.

GRANTS OF PLAN-BASED AWARDS
for the year ended December 31, 2007

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Henri A. Termeer	5/24/07	67,000	200,000	$62.16	8,805,080
Michael S. Wyzga	5/24/07	15,000	45,000	$62.16	1,976,481
Earl M. Collier, Jr.	5/24/07	15,000	45,000	$62.16	1,976,481
Sandford D. Smith	5/24/07	15,000	45,000	$62.16	1,976,481
Peter Wirth	5/24/07	15,000	45,000	$62.16	1,976,481

        On May 24, 2007, stock options and RSUs were granted to the named executive officers, at the same time that stock options and RSUs were granted to all qualified, eligible employees of the company. The awards were approved by our compensation committee at a meeting held on May 23, 2007. The stock options have an exercise price of $62.16 per share, which was the closing price of our stock on May 24, 2007, the date of grant. The options have a ten-year term and vest 20% at grant with an additional 20% vesting annually over the next four years on the anniversary of the date of grant. RSUs vest 100% on the third anniversary of the date of grant.

        The grant date fair value of the stock options granted in 2007 was $23.20 per share, computed in accordance with FAS 123R and based on the Black-Scholes option pricing model. The grant date fair value of the RSUs granted in 2007 was $62.16 per share, which was the closing price of our stock on the date of grant. We incorporate our discussion of the relevant assumptions we use to calculate the grant date fair value of equity awards into this section by reference from the section "Accounting for Stock-Based Compensation" in "Note A. Summary of Significant Accounting Policies" and "Note M. Stockholders' Equity" of the "Notes To Consolidated Financial Statements" in our 2007 Annual Report on Form 10-K.

        Stock option and RSU awards for the named executive officers include vesting acceleration in the event of disability, or termination as a result of death or a change in control of the company. Nonstatutory options are transferable to defined family members. In addition, if the named executive officer reaches the age of 60 and has completed five years of service with the company, at termination of employment for any reason other than cause, vesting will be accelerated and the executive officer will have three years to exercise the options unless they otherwise would expire under their stated terms. This retirement eligibility provision does not apply to options granted before December 1, 2003. The named executive officers do not have any acceleration of vesting provision relating to retirement eligibility for RSU awards.

        If a named executive officer leaves his employment with us for any reason other than death, disability, retirement (as described above) or following a change in control, he may exercise vested options for a period of 90 days from the date of termination. If terminated for cause, he may exercise vested options for a period of 90 days from the date of termination. Unvested options will be cancelled as of the date of termination. RSUs for Messrs. Termeer and Wirth will automatically vest if either of them terminate employment with us for any reason, other than retirement or for cause.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
for the year ended December 31, 2007

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested($)
Henri A. Termeer(3)	517 1,751 1,224 4,148 4,719 8,421 400,000 500,000 4,945 — 5,614 600,000 6,181 7,017 475,000 368,000 255,000 160,000 40,000	— — — — — — — — — 7,417 — — — — — 92,000 170,000 240,000 160,000	(3)	392.13 124.69 467.56 95.76 223.18 226.83 26.50 53.47 126.59 126.59 274.31 32.52 85.74 41.50 46.24 43.90 62.98 58.50 62.16	5/28/2008 5/28/2008 1/25/2009 1/25/2009 8/26/2009 5/25/2010 5/25/2010 5/31/2011 5/31/2011 5/31/2011 5/31/2011 5/30/2012 5/30/2012 5/30/2012 5/29/2013 5/27/2014 5/26/2015 5/25/2016 5/24/2017	67,000	4,987,4800

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested($)
Michael S. Wyzga	254 42 143 41 144 488 287 343 592 791 505 29,224 954 166 90,000 64,800 41,400 27,600 9,000	— — — — — — — — — — — — — — — 16,200 27,600 41,400 36,000	460.02 392.13 124.69 139.53 467.56 95.76 223.18 226.75 135.25 126.59 274.31 32.52 85.74 41.50 46.24 43.90 62.98 58.50 62.16	2/2/2008 5/28/2008 5/28/2008 12/23/2008 1/25/2009 1/25/2009 8/26/2009 5/25/2010 2/9/2011 5/31/2011 5/31/2011 5/30/2012 5/30/2012 5/30/2012 5/29/2013 5/27/2014 5/26/2015 5/25/2016 5/24/2017	15,000	1,116,600
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested($)
Earl M. Collier, Jr.	90 306 484 1,640 4,719 4,373 479 4,945 21,000 3,115 505 36,820 3,708 651 90,000 — 41,400 27,600 9,000	— — — — — — — — — — — — — — — 16,200 27,600 41,400 36,000	392.13 124.69 467.56 95.76 223.18 26.50 226.75 135.25 53.47 126.59 274.31 32.52 85.74 41.50 46.24 43.90 62.98 58.50 62.16	5/28/2008 5/28/2008 1/25/2009 1/25/2009 8/26/2009 5/25/2010 5/25/2010 2/9/2011 5/31/2011 5/31/2011 5/31/2011 5/30/2012 5/30/2012 5/30/2012 5/29/2013 5/27/2014 5/26/2015 5/25/2016 5/24/2017	15,000	1,116,600

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested($)
Sandford D. Smith	98 166 201 683 287 407 351 32,000 370 308 791 241 16,700 11,400 29,100 27,600 9,000	— — — — — — — — — — — — — 11,400 19,400 41,400 36,000	392.13 124.69 467.56 95.76 223.18 226.75 135.25 53.47 126.59 274.31 85.74 41.50 46.24 43.90 62.98 58.50 62.16	5/28/2008 5/28/2008 1/25/2009 1/25/2009 8/26/2009 5/25/2010 2/9/2011 5/31/2011 5/31/2011 5/31/2011 5/30/2012 5/30/2012 5/29/2013 5/27/2014 5/26/2015 5/25/2016 5/24/2017	15,000	1,116,600
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested($)
Peter Wirth	112 763 232,180 610 2,067 287 48,216 1,208 520 62,000 642 1,571 185,300 1,468 2,245 90,000 64,800 41,400 27,600 9,000	— — — — — — — — — — — — — — — — 16,200 27,600 41,400 36,000	392.13 124.69 29.44 467.56 95.76 223.18 26.50 226.75 135.25 53.47 126.59 274.31 32.52 85.74 41.50 46.24 43.90 62.98 58.50 62.16	5/28/2008 5/28/2008 1/25/2009 1/25/2009 1/25/2009 8/26/2009 5/25/2010 5/25/2010 2/9/2011 5/31/2011 5/31/2011 5/31/2011 5/30/2012 5/30/2012 5/30/2012 5/29/2013 5/27/2014 5/26/2015 5/25/2016 5/24/2017	15,000	1,116,600

(1)
Includes stock options originally granted in our Biosurgery and Molecular Oncology tracking stocks which were converted into stock options for Genzyme Stock on June 30, 2003. A total of 92,627 of these converted options are exercisable and 7,417 are unexercisable with exercise prices from $41.50 to $467.56.

(2)
Unless otherwise noted, stock options vest 20% on the date of grant and 20% per year over four years on the anniversary of the date of grant. Stock options expire 10 years from their date of grant.

(3)
On May 31, 2001, Mr. Termeer was granted stock options for our Biosurgery Stock which converted to options for Genzyme Stock in 2003. These options vest on May 31, 2008, however, vesting may be accelerated upon (a) completion of two consecutive fiscal years in which the average Total Shareholder Return for Genzyme Stock equals or exceeds the 75th percentile of the S&P Biotechnology Index, and (b) the share price for Genzyme Stock has appreciated at a rate equal to or greater than a compounded annual rate of ten percent from the date of grant.

OPTION EXERCISES AND STOCK VESTED
for the year ended December 31, 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Henri A. Termeer	465,802	20,987,390	—	—
Michael S. Wyzga	5,140	265,618	—	—
Earl M. Collier, Jr.	32,400	1,007,640	—	—
Sandford D. Smith	50,000	1,353,028	—	—
Peter Wirth	—	—	—	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Due to factors such as the timing during the year of an event, the company's stock price and the executive's age, any of which can affect the nature and amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may vary.

        Termination outside of a change in control.    The employment agreements for Messrs. Termeer and Wirth provide for the following payments upon termination by us without cause prior to a change in control:

  •
  a lump sum payment of two times the sum of the annual salary and annual cash incentive;

  •
  continued health, life and disability insurance and other benefits for two years from the date of termination, except to the extent comparable benefits are provided by a new employer; and

  •
  full vesting of all non-performance based rights, options or awards under our equity incentive plans.

Assuming the employment of Messrs. Termeer and Wirth had been terminated by us without cause prior to a change in control on December 31, 2007, they would have been entitled to the following payments:

	Lump Sum Base+Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)(1)	Total ($)(2)
Henri A. Termeer	6,495,000	139,685	15,535,760	22,170,445
Peter Wirth	2,290,125	62,112	3,029,640	5,381,877

(1)
Assumes a stock price of $74.44, which was the closing price of our stock on December 31, 2007, the last trading day of the year.

(2)
Cash payment amounts are based on the following components:

•
base pay using salary as of December 31, 2007;

  •
  annual cash incentive, calculated by taking the higher of (a) the last cash incentive paid, or (b) the average of the last two cash incentives paid, times the multiplier;

  •
  health benefits, based on COBRA rates as of December 31, 2007;

  •
  life and disability insurance premiums, based on current formula calculations; and

  •
  accrued vacation balances as of December 31, 2007.

        Termination due to death or disability.    Under the employment agreements with Messrs. Termeer and Wirth, in the event that their employment is terminated due to death or disability, we will pay all amounts earned, as of the date of termination, under any compensation or benefit plan of the company at the time such payments are due. In addition, under the terms and conditions of all of the named executive officers' equity awards, all non-performance based rights, options or awards under our equity incentive plans would be fully vested and not subject to forfeiture or repurchase. Assuming the employment of the named executive officers had been terminated due to death or disability on December 31, 2007, they would have been entitled to the following payments:

	Accrued Vacation ($)	Value of Accelerated Equity Awards ($)(1)	Total ($)
Henri A. Termeer	29,847	15,535,760	15,565,607
Michael S. Wyzga	35,259	3,029,640	3,064,899
Earl M. Collier, Jr.	30,444	3,029,640	3,060,084
Sandford D. Smith	19,489	2,789,076	2,808,565
Peter Wirth	37,649	3,029,640	3,067,289

    (1)
    Assumes a stock price of $74.44, which was the closing price of our stock on December 31, 2007, the last trading day of the year.

        Termination with retirement eligibility.    Under the terms and conditions of the named executive officers' equity awards, if their employment is terminated other than for cause (and for Mr. Termeer, in the event of his voluntary resignation) after they have reached retirement eligibility (defined as age 60 plus completion of at least five years of service), they will receive full vesting of their outstanding non-performance based stock options under our equity incentive plans. None of our named executive officers receive any accelerated vesting for RSUs. Messrs. Termeer, Collier and Smith have met the retirement eligibility definition, and assuming these executive officers had terminated their employment on December 31, 2007, they would have been entitled to accelerated vesting of stock options with the following value:

Value of Accelerated Stock Options ($)(1)
Henri A. Termeer	10,548,280
Earl M. Collier, Jr.	1,913,040
Sandford D. Smith	1,672,476

        (1)
        Assumes a stock price of $74.44, which was the closing price of our stock on December 31, 2007, the last trading day of the year.

        Termination following a change in control.    Under the employment agreements with Messrs. Termeer and Wirth, upon termination following a change in control of the company, by us other than for cause or as a result of death or disability, or by Mr. Termeer or Mr. Wirth for good reason, we must:

  •
  make a lump sum severance payment of three times the sum of the annual salary and annual cash incentive;

  •
  continue life, disability, accident and health insurance coverage for three years, except to the extent comparable benefits are provided by a new employer; and

  •
  in certain circumstances, pay legal costs and relocation expenses associated with the termination.

        Under the severance agreements with Messrs. Collier, Smith and Wyzga, upon termination of employment following a change in control of the company, by us without cause or by the named executive officer for good reason, we must:

  •
  make a lump sum severance payment of two times the sum of the annual salary and annual cash incentive;

  •
  continue life, disability, accident and health insurance plans for two years following the date of termination, except to the extent comparable benefits are provided by a new employer;

  •
  provide outplacement services; and

  •
  in certain circumstances, pay legal costs and relocation expenses associated with such termination.

        In addition, under the terms and conditions of the named executive officers' equity awards, upon a change in control they will receive full vesting of their outstanding stock options and RSUs awarded under our equity incentive plans. Assuming the employment of our named executive officers had been terminated following a change in control of the company by us without cause on December 31, 2007, they would have been entitled to the following payments:

	Lump Sum Base+Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)(1)	Total ($)(2)
Henri A. Termeer	9,742,500	403,196	15,535,760	25,681,456
Michael S. Wyzga	1,858,125	328,689	3,029,640	5,216,454
Earl M. Collier, Jr.	1,942,125	322,304	3,029,640	5,294,069
Sandford D. Smith	1,734,062	311,234	2,789,076	4,834,372
Peter Wirth	3,435,188	281,843	3,029,640	6,746,671

    (1)
    Assumes a stock price of $74.44, which was the closing price of our stock on December 31, 2007, the last trading day of the year.

    (2)
    Cash payment amounts are based on the following components:

    •
    base pay using salary as of December 31, 2007;

    •
    annual cash incentive, calculated by taking the higher of (a) the last cash incentive paid, or (b) the average of the last two cash incentives paid, times the multiplier;

    •
    health benefits, based on COBRA rates as of December 31, 2007;

    •
    life, accident and disability insurance premiums, based on current formula calculations;

    •
    accrued vacation balances as of December 31, 2007;

    •
    outplacement services, using the maximum provided for in the agreements;

      •
      relocation services, based on most recent costs paid by us for executive relocation; and

      •
      legal fees, based on an estimate of average attorney rates and hours of estimated services needed.

        Under the employment agreements with Messrs. Termeer and Wirth, a "change in control" would be deemed to have occurred if:

          (A)  any person, other than the company or an affiliate of the company, becomes the beneficial owner, directly or indirectly, of our securities representing 30% or more of the combined voting power of our then outstanding securities;

          (B)  during any period of 24 consecutive months, the individuals who at the beginning of such period constituted our board of directors or any individuals who would be continuing directors cease for any reason to constitute a majority of our board of directors;

          (C)  our shareholders approve a merger or consolidation other than (i) one where the Genzyme shareholders prior to the merger or consolidation would continue to hold at least 50% of the voting securities of the surviving company or (ii) one effected to implement a recapitalization of the company where no person acquires 30% or more of the combined voting power of our then outstanding securities; or

          (D)  our shareholders approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.

        Under the severance agreements with Messrs. Wyzga and Collier and Smith, a "change in control" would be deemed to have occurred if:

          (A)  any person, other than Genzyme or our affiliate, becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the combined voting power of our then outstanding securities;

          (B)  during any period of 24 consecutive months, the individuals who at the beginning of such period constituted our board of directors or any individuals who would be continuing directors cease for any reason to constitute a majority of our board of directors;

          (C)  there is consummated a merger, share exchange or consolidation with any other company or the sale of all or substantially all of our assets (each a business combination), other than (i) a business combination that would result in the Genzyme shareholders prior to the business combination continuing to hold a majority of the voting power of the surviving entity or (ii) a business combination effected to implement a recapitalization of the company where no person becomes the beneficial owner of 50% or more of the voting power of our then outstanding securities, or

          (D)  our shareholders approve a plan of complete liquidation of the company.

EQUITY PLANS

        The following table provides information about shares of our stock that may be issued under our 2001 Equity Incentive Plan, 2004 Equity Incentive Plan, 2007 Director Equity Plan, Directors' Deferred Compensation Plan and 1999 Employee Stock Purchase Plan, as of December 31, 2007:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	36,096,715	(1)	$51.01	10,573,671	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	36,096,715		$51.01	10,573,671

(1)
Includes options outstanding assumed in the following acquisitions:

	Acquisition Date	Options Outstanding	Weighted-average exercise price ($)
Ilex	December 2004	104,591	58.37
Focal	June 2001	1,962	375.16
Novazyme	September 2001	1,484	3.93
Biomatrix	December 2000	14,034	404.33
Geltex	December 2000	70,563	13.13

    Also includes 13,886 shares in deferred compensation obligations that may be paid out in shares of our common stock.

(2)
Includes 1,445,791 shares that may be issued under our Employee Stock Purchase Plan plus 92,076 shares reserved under our Directors' Deferred Compensation Plan.

PROPOSAL TO AMEND OUR 2004 EQUITY INCENTIVE PLAN

        The board of directors recommends that you approve the increase of 2,250,000 shares authorized for issuance under the 2004 Equity Incentive Plan.

General

        The purpose of the 2004 Equity Incentive Plan is to:

  •
  attract, motivate and retain key employees and consultants capable of contributing to the successful performance of the company;

  •
  provide an incentive through stock ownership for participants to achieve long-range performance goals and create value for shareholders; and

  •
  enable employees and consultants to participate in our long-term growth.

The plan provides for the grant of incentive and nonstatutory stock options, restricted stock and restricted stock units (RSUs). The maximum number of shares of our stock available for issuance under the plan is currently 39,138,951 shares. The plan currently limits the number of shares that can be granted as restricted stock or RSUs to 3,200,000 shares. As of March 31, 2008, approximately 10,000 employees and consultants were eligible for grants under the plan. The closing price of our stock on March 31, 2008 as reported by NASDAQ was $74.54. The plan will expire on May 27, 2014.

Administration and Eligibility

        Our compensation committee has adopted standards for the grant of awards under the plan to eligible employees and consultants. The committee also periodically reviews the standards to determine if the levels of awards appropriately reflect our growth and the value of our stock. The committee determines the terms and conditions of each award, including:

  •
  who will participate in equity awards;

  •
  the type of equity awards;

  •
  the form of payment of the exercise price, if applicable;

  •
  the number of shares subject to awards;

  •
  when the awards vest, or become exercisable; and

  •
  the terms of exercise or issuance.

        The exercise price of any stock option grant may not be less than 100% of the fair market value of the stock on the date of grant. The term of an option grant may not exceed 10 years. In addition, option grants under the plan may not be re-priced without shareholder approval.

        The standards for granting awards under the plan include a new hire award matrix and a general award matrix. The new hire matrix determines the number of options and RSUs that may be awarded to eligible new employees, other than executive officers, when they are hired. Eligibility for new hire awards is limited and the size of the grants are based on the employee's base compensation at his or her date of hire. The general award matrix is based on an employee's base compensation or job plus an individual performance review rating. In order to qualify for an award under the general award matrix, an employee must have a rating of at least "successfully meets expectations." The senior or executive vice president responsible for a business unit or function approves the performance ratings for each employee in that business unit or function. In addition, individual stock option grants may be awarded during the year under a recognition program where individuals are nominated and vetted through a formal approval process.

Summary of our Equity Compensation Program

        We believe our compensation programs must be competitive with the programs at our peer companies to attract and retain the talented people who are crucial to our success. We have analyzed the compensation programs of our peer group, and this analysis has shown that equity continues to be a critical component of compensation packages. Our current program recognizes that using a combination of both stock options and RSUs is a responsible and reasonable approach to continuing to use equity as part of our overall compensation philosophy and program.

        Stock options are inherently performance-based because their value is directly tied to the price of our stock over time. Our employees only benefit from stock options when the price of our stock has increased, as do shareholders. Restricted stock units are also directly tied to the price of our stock over time. Although employees will always realize value when vesting restrictions lift, typically after three years, they will only realize that value after a substantial period of service, which encourages them to approach their jobs with a long-term perspective. During that time, employees will be motivated to build value for the company and its shareholders. Value creation, as measured by our stock price, clearly aligns our equity program with shareholder interests.

        We also believe that equity should be distributed responsibly. Our compensation committee limits the total number of equity awards that may be granted in a fiscal year to a stated percentage of shares outstanding. The objective of this philosophy is to manage the potential dilutive impact of the awards granted while continuing to provide awards to substantially all of our employees. We have decreased the total number of awards granted every year since 2004. Total awards granted in 2007 were 47% of the total number of grants in 2004. During this same three-year period, our employee population has increased 79%, from approximately 5,600 in 2004 to nearly 10,000 at the end of 2007.

        Our current reserves will not be sufficient to carry our equity program through the next year. Without an adequately funded program, it would be extremely difficult to plan for an equity component of compensation going forward. On February 27, 2008, the compensation committee reviewed our existing equity plans, our history of granting stock options and RSUs, and our intentions for using equity as part of our total compensation program for the coming year. This will result in a shortage of shares going forward that will impact our ability to remain competitive in attracting and retaining employees unless and until our shareholders approve the issuance of additional shares. Following that review, the compensation committee recommended to the board, and on February 28, 2008, the board approved, subject to shareholder approval, an increase of 2,250,000 shares available for issuance under the 2004 Equity Incentive Plan. All of these shares may be used for the issuance of restricted stock or RSUs. This amendment would increase the number of shares that can be granted as restricted stock or restricted stock units to 5,450,000 shares of the total number of shares authorized under the plan.

        The effect of the proposed shares increase would be as follows:

Shares currently authorized	39,138,951
Proposed increase	2,250,000

Proposed total authorized	41,388,951

All shares are subject to adjustment for stock splits, stock dividends and certain transactions affecting our capital stock.

        If the amendments are approved, the amount of awards that will be received or allocated to our named executive officers, our other employees and our consultants is not determinable at this time because such benefits would be awarded in the future.

        Awarding both RSUs and stock options will use significantly fewer shares while delivering comparable value to our employees. The 2,250,000 shares we are requesting approval for is 64% of the number of shares we requested last year, and 32% of the number we requested in 2006. We believe that using RSUs provides us with a useful tool that allows us to continue to grant broad-based equity incentives to employees while managing share usage and dilution.

        Our board believes that the requested additional shares to the 2004 Equity Incentive Plan will provide sufficient shares to meet our needs for equity awards until the May 2009 annual meeting of shareholders.

        The following table shows, as of March 31, 2008, the number of shares outstanding and available for grant from all of our existing equity plans:

Plan	Options Outstanding(1)	RSUs Outstanding(2)	Available for Grant
2001 Equity Incentive Plan	8,445,363	—	185,245
2004 Equity Incentive Plan	23,967,144	1,298,929	8,541,192
2007 Director Equity Plan	615,016	—	257,375
Assumed Options	155,762	—	0

	33,183,285	1,298,929	8,983,812

    (1)
    These options outstanding have a weighted average exercise price of $53.30 and a remaining contractual life of 6.3 years. The Assumed Options consist of options assumed in the acquisitions of Biomatrix, Inc. and GelTex Pharmaceuticals, Inc. in 2000, Focal, Inc. and Novazyme Pharmaceuticals, Inc. in 2001 and ILEX Oncology, Inc. in 2004. All stock options granted from our plans have been granted at a minimum exercise price that is equal to the fair market value of the underlying stock on the date of grant and have a maximum term of 10 years.

    (2)
    The RSUs have a remaining recognition period of 2.1 years.

Federal Income Tax Consequences Relating to the Plan

        The following is a summary of the principal U.S. federal income tax consequences generally applicable to stock option awards to a U.S. employee under the plan. Note that there may be state, local, foreign and other taxes applicable to participants in the plan which are not described below.

        The grant of a stock option does not result in taxable income to the option holder or in a tax deduction for us. An employee exercising an Incentive Stock Option ("ISO") has no taxable income upon exercise for regular income tax purposes, but may be subject to the alternative minimum tax. No tax deduction is available to us upon the exercise of an ISO. Upon the exercise of a nonstatutory stock option, the employee has ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price (the spread at exercise), and a corresponding deduction is available to us.

        An employee who disposes of shares acquired upon exercise of an ISO within one year following the date of exercise or within two years from the date of grant will have income, taxable at ordinary income rates, equal to the spread at exercise (or, with limited exceptions, to the gain on sale, if less), and a corresponding deduction will be available to us. Any additional gain recognized in the disposition will be taxed as a capital gain, either at long-term or at short-term gain rates depending on the employee's tax holding period in the shares. Any gain or loss recognized upon a sale or exchange of shares acquired upon exercise of a nonstatutory stock option will be taxed as a capital gain or loss, long-term or short-term depending on the holder's tax holding period in the shares. We are not entitled to claim a deduction for any such gain or loss.

        With limited exceptions, an ISO exercised more than three months following termination of the optionee's employment will be treated for tax purposes as a nonstatutory stock option, as will ISOs granted to any employee to the extent that, in the aggregate, they first become exercisable in any calendar year for stock having a fair market value (determined as of the time of grant) in excess of $100,000.

        Under Section 162(m) of the Internal Revenue Code, the deduction available to a public corporation for compensation in any year to any of its chief executive officer or other four highest-paid named executive officers in office at the end of the year is limited to $1 million, subject to several important exceptions. Qualifying performance-based compensation is not subject to this deduction limit. The compensation associated with a stock option is treated as performance-based for this purpose if the stock option is granted with an exercise price at least equal to the fair market value of the underlying stock and is granted under a plan the material terms of which, including limits on the number of options that may be granted to any person in a specified period, are approved by stockholders. Stock options granted under the plan are intended to be eligible for this performance-based exception.

        Section 409A of the Internal Revenue Code requires acceleration of income and imposes an additional 20% tax, and in some cases an additional tax in the nature of interest, in the case of "nonqualified deferred compensation" arrangements that do not comply with the requirements of Section 409A. Stock options granted under the plan are intended to be eligible for an exemption from the requirements of Section 409A.

        Under the so-called "golden parachute" provisions of the Internal Revenue Code, the accelerated vesting of stock options in connection with a change of control may be required to be valued and taken into consideration to determine whether an option holder has received a compensatory payment, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the option holder, including income recognized by reason of the grant, vesting or exercise of stock options, may be subject to an additional 20% federal tax and a corresponding tax deduction may not be available to us.

PROPOSAL TO AMEND OUR 2007 DIRECTOR EQUITY PLAN

        The board of directors recommends that you approve amendments to the 2007 Director Equity Plan to specify the automatic grant provisions under the plan.

        The purpose of the 2007 Director Equity Plan is to attract and retain qualified persons, who are not also officers or employees of Genzyme, to serve as directors. The plan is designed to encourage stock ownership by these directors and provide incentives for them to promote our success as a whole. There are currently seven members of the board who are eligible to participate in the plan. Mr. Termeer is not eligible to participate in the plan.

        The plan, like the 2004 Equity Incentive Plan we use for our employees, provides for the grant of stock options, restricted stock and RSUs. All options granted under the plan are nonstatutory stock options. The maximum number of shares that may be granted as restricted stock or RSUs is limited to 100,000 shares. All awards made to directors under the plan are automatic. In addition, all questions of interpretation with respect to the plan and awards granted under it are determined by a committee consisting of all directors not eligible to participate in the plan. The grant of restricted stock and RSUs will use significantly fewer shares than granting stock options alone, while delivering comparable value. This will allow us to grant equity incentives to directors while managing overall share usage and dilution.

        The plan currently provides that at each annual meeting of shareholders, or, in the case of directors elected other than at an annual meeting, each director who is eligible to receive options under the plan will automatically be granted options to purchase 15,000 shares of our stock. The options will become exercisable on the date of the next annual meeting of shareholders, provided the option holder is a director at the opening of business on that date. The options will have an exercise price equal to the fair market value of the stock on the date of grant and will have a term of ten years.

Description of Amendments to the Plan

        Shareholders approved the 2007 Director Equity Plan at the May 24, 2007 annual meeting of shareholders. Although the plan included an authorization to grant restricted stock and restricted stock units, it did not specify the number of awards to be made under the automatic grant provisions of the plan.

        In August 2007, at the time that it conducted its annual review of director compensation, the compensation committee considered the automatic award provisions of the plan to provide for the award of restricted stock and/or RSUs. The committee recommended to the board, and the board approved, subject to shareholder approval, amendments to modify the automatic award provisions in Sections 7(a) (f) and (g), to determine award granting procedures for stock options, restricted stock and/or RSUs. If approved by shareholders, at each annual meeting of shareholders, or, in the case of directors elected other than at an annual meeting, each director who is eligible to receive an award under the plan will automatically be granted stock options to purchase 7,500 shares of our stock and RSUs for 2,500 shares of our stock. The stock options will become exercisable and RSUs will vest on the date of the next annual meeting of shareholders, provided a participant is a director at the opening of business of that date. Stock options will have an exercise price equal to the fair market value of the stock on the date of grant and will have a term of ten years.

        If shareholders do not approve the amendments to the plan, directors will continue to be granted stock options to purchase 15,000 shares of our stock under the existing provisions of the plan.

        The maximum number of shares available for issuance under the plan is 960,291 shares. The following table shows, as of March 31, 2008, the number of shares outstanding and available for grant under the plan:

Available for grant	257,375
Outstanding stock options	615,016
Total authorized but unissued	872,391

All shares are subject to adjustment for stock splits, stock dividends and certain other transactions affecting our capital stock.

        The closing price of our stock on March 31, 2008 as reported by NASDAQ was $74.54. Our board believes that the shares currently authorized under the plan will provide for sufficient shares to meet our needs for director awards until 2010.

        If the amendments are approved by shareholders at the annual meeting, non-employee directors elected at the meeting and those continuing in office will be granted stock options and RSUs for an aggregate 70,000 shares of our stock as outlined in the table below. The stock options will be granted as of the date of the annual meeting in accordance with the terms of the plan. RSUs will be valued based on the closing price of our stock on the grant date.

	New Plan Benefits 2007 Director Equity Plan
Name and Position	Number of Stock Options	Number of RSUs
Non-Executive Director Group	52,500	17,500

Federal Income Tax Consequences Relating to the Plan

        The following is a summary of the principal U.S. federal income tax consequences generally applicable to stock option awards to a U.S. director under the plan. Note that there may be state, local, foreign and other taxes applicable to participants in the plan which are not described below.

        Options granted under the plan are nonstatutory stock options. A director does not realize taxable income when a nonstatutory option is granted. When the option is exercised, the director will recognize ordinary income in an amount equal to the difference between the amount paid for the shares and the fair market value of the shares on the date of exercise. We are allowed a tax deduction for the same amount. Any gain or loss recognized upon a later sale or exchange of the shares is treated as a capital gain or loss, long-term or short-term depending on the holder's tax holding period in the shares. We are not entitled to claim a deduction for any such gain or loss.

        Section 409A of the IRS Code requires acceleration of income and imposes an additional 20% tax, and in some cases an additional tax in the nature of interest, in the case of "nonqualified deferred compensation" arrangements that do not comply with the requirements of Section 409A. Stock options granted under the plan are intended to be eligible for an exemption from the requirements of Section 409A.

PROPOSAL TO RATIFY OUR SELECTION OF AUDITORS

        The board of directors recommends that you ratify the selection of auditors for fiscal year 2008.

        The audit committee has appointed PricewaterhouseCoopers LLP to serve as our auditors for the fiscal year ending December 31, 2008. The firm of PricewaterhouseCoopers LLP, an independent registered public accounting firm, has audited the books and accounts of the company since 1989 and have audited our financial statements for the years ending December 31, 2007, 2006 and 2005. Detailed disclosure of the audit and tax fees we paid to PricewaterhouseCoopers LLP in 2007 and 2006 may be found on page 43 of this proxy statement. Based on these disclosures and information in the audit committee report on page 12 of this proxy statement, our audit committee is satisfied that our accountants are sufficiently independent of management to perform their duties properly. Although not legally required to do so, our board considers it desirable to seek, and recommends, shareholder ratification of its selection of auditors for fiscal year 2008.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

        The audit committee is responsible for reviewing and approving all material transactions between us and any related person. Related persons can include any of our directors or executive officers, certain of our shareholders, and any of their immediate family members. This obligation is set forth in our audit committee charter. In evaluating related person transactions, the committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the board and as individual directors. The committee will approve a related person transaction when, in its good faith judgment, the transaction is in the best interest of the company. To identify related person transactions, each year, we require our directors and officers to complete a questionnaire identifying any transactions with us in which the officer or director or their family members have an interest.

        In addition, our Corporate Code of Conduct describes our expectation that all directors, officers and employees who may have a potential or apparent conflict of interest to notify their supervisor or our legal department. A copy of our Corporate Code of Conduct is posted on the corporate governance section under "Our Commitment" of our Web site.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Our executive officers and directors are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of our securities with the SEC. Our staff assists our executive officers and directors in preparing ownership reports and reporting ownership changes, and typically files these reports on their behalf. Based on a review of the copies of reports filed by us and written representations that no other reports were required, we believe that during 2007 our executive officers and directors complied with all Section 16(a) filing requirements.

INDEPENDENT AUDITORS

        The firm of PricewaterhouseCoopers LLP, independent registered public accounting firm, audited our financial statements for the years ending December 31, 2007, 2006 and 2005. Representatives of PricewaterhouseCoopers are expected to attend the annual meeting to answer any questions and will have the opportunity to make a statement if they wish.

        Effective June 1, 2002, our audit committee instituted an "Outside Auditor Independence" policy, which permits the utilization of our independent auditors for audit, audit-related, and tax services only, subject to the audit committee's approval, and limits the audit-related and tax services to 100% of the total anticipated audit service fees for each year. This policy prohibits the utilization of our independent auditors for services other than audit, audit-related and tax services, and requires quarterly reports to our audit committee. The policy lists specific services which the committee allows, as well as specific services which are prohibited, consistent with the SEC's release number 33-8183 ("Strengthening the Commission's Requirements Regarding Auditor Independence"), effective May 6, 2003.

        The following table presents fees for professional services rendered for the two most recent fiscal years. The audit-related and tax fees for 2007 and 2006 did not exceed 100% of total audit fees for the respective years. There are no other fees in 2007 and 2006 other than as set forth below.

	2007	2006
	(amounts in thousands)
Audit fees(1)	$4,532	$4,081
Audit-related fees(2)	239	299
Tax fees
Tax compliance	$1,170	$1,176
Other tax(3)	276	138

(1)
Audit fees include fees incurred for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements and of our internal controls over financial reporting, the review of our interim financial statements included in our Form 10-Q, the statutory audits of our foreign subsidiaries and accounting consultations necessary for the rendering of an opinion on our financial statements.

(2)
Audit-related services include services in connection with the SEC registration statements, due diligence and other acquisition-related services, and statutorily required audits of the financial statements of various benefit plans.

(3)
Other tax services include acquisition-related tax structuring, worldwide tax planning and other tax consultation.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Our board, upon the recommendation of the nominating and corporate governance committee, has adopted a process for shareholders to send communications to the board. Shareholders may communicate directly with our board, any committee of the board or any individual board member by sending correspondence to the Secretary, Genzyme Corporation, 500 Kendall Street, Cambridge, MA 02142 or by logging on to our corporate Web site, www.genzyme.com, and accessing the link "Email Board of Directors" that we have provided under corporate governance in the "Our Commitment" area. We provide the board with copies of all business communications received by us periodically throughout the year.

SHAREHOLDER PROPOSALS

        Shareholders who wish to present proposals for inclusion in our proxy materials for our 2009 annual meeting should follow the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and our bylaws. Those procedures require that we receive a shareholder proposal in writing no later than December 11, 2008. Under our bylaws, director nominations may be made by shareholders if notice is timely given. To be timely, a notice with respect to the 2009 annual meeting of shareholders must be received by us no earlier than January 25, 2009 and no later than February 24, 2009, unless the date of the 2009 annual meeting of shareholders is more than 30 days from the anniversary date of the 2008 annual meeting of shareholders, in which event our bylaws provide different notice requirements. The notice must contain specified information about you and the nomination. If any shareholder proposal is submitted after February 24, 2009, our board will be allowed to use its discretionary voting authority if the proposal is raised and considered at the annual meeting without any discussion of the matter in the proxy statement. If you are interested in the procedures required to submit a proposal, please contact Genzyme Corporation, 500 Kendall Street, Cambridge, Massachusetts 02142, Attention: Secretary, telephone: (617) 252-7500.

SEC FILINGS

        We file annual, quarterly and current reports, as well as other information with the SEC. You can obtain any of them from the SEC at its Internet Web site at www.sec.gov or at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The documents are also available from us without charge by requesting them in writing or by telephone from Genzyme Corporation, 500 Kendall Street, Cambridge, Massachusetts 02142, Attention: Shareholder Relations, telephone: (617) 768-6686.

        Genzyme®, Campath®, Cerezyme®, Myozyme®, Renagel®, Renvela®, and Synvisc-One® are registered trademarks and Mozobil™ is a trademark of Genzyme Corporation or its subsidiaries. NASDAQ® and The NASDAQ Global Select Stock Market® are registered trademarks of The Nasdaq Stock Market, Inc. All rights are reserved.

Appendix A

GENZYME CORPORATION

2004 EQUITY INCENTIVE PLAN

1.              PURPOSE

The 2004 Equity Incentive Plan (the “Plan”) has been established to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain key employees and consultants of the Company and its Affiliates upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend.  The Plan is intended to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.  Certain capitalized terms used herein and certain operating rules related thereto are defined and set forth in Section 10 below.

The Plan provides for the grant of Stock Options, including ISOs and NSOs, Restricted Stock, and Restricted Stock Units (each an “Award”).

The Plan shall become effective upon shareholder approval (the “Effective Date”) and unless earlier terminated pursuant to Section 8, shall terminate ten years from the Effective Date.  After the Plan is terminated, no new Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their terms and conditions and the Plan’s terms and conditions applicable thereto.

The Plan constitutes a merger and restatement of the Company’s 1997 Equity Incentive Plan (the “Prior Plan”) and supersedes the Prior Plan, the separate existence of which shall terminate on the Effective Date.  The rights and privileges of holders of Awards outstanding under the Prior Plan shall not be adversely affected by the foregoing action.

2.              ADMINISTRATION

The Compensation Committee shall be the Administrator of the Plan except as hereinafter provided.  The Compensation Committee may delegate to one or more of its members such of its duties, powers and responsibilities as it may determine.  To the extent determined by the Compensation Committee and permitted by applicable law, the Compensation Committee may also (i) delegate to one or more executive officers of the Company the power to grant Awards to, or allocate Awards among, Participants who are not Reporting Persons or Covered Employees and to make such determinations under the Plan with respect thereto as the Compensation Committee determines; and (ii) authorize any such executive officer to further delegate to an Employee or another executive officer temporary authority to grant or allocate Awards when the executive officer is unavailable.  The Compensation Committee may also delegate to such Employees or other persons as it determines such ministerial tasks as it deems appropriate.  In the event of any delegation described in this paragraph, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; select the Participants to receive Awards and determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan.  The terms of each Award grant need not be identical, and the Administrator need not treat Participants uniformly.  Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Administrator at the time of grant or at any time thereafter.  In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception.  Determinations made by the

Administrator shall be final and binding upon Participants, the Company, and all other interested parties.

3.              STOCK AVAILABLE FOR GRANT; LIMITS

(a)  Number of Shares.  Subject to adjustment as provided under Section 6, the maximum number of shares available for issuance to Participants under the Plan shall be 41,388,951 shares.  Subject to such overall maximum, up to 41,388,951 shares of Stock may be issued upon the exercise of ISOs; up to 41,388,951 shares of Stock may be issued upon exercise of NSOs; and up to 5,450,000 shares of Stock may be issued for grants of Restricted Stock or Restricted Stock Units.  Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company.  No fractional shares of Stock will be delivered under the Plan.  To the extent consistent with the requirements of Section 422 of the Code, and with other applicable legal requirements (including applicable NASDAQ or stock exchange requirements), Stock issued under option grants, restricted stock grants, or restricted stock unit grants of an acquired company that are assumed in connection with the acquisition, or under Stock Options, Restricted Stock, or Restricted Stock Units issued in substitution for options, restricted stock, or restricted stock units of an acquired-company, shall not reduce the number of shares available for issuance under the Plan.

(b)  Section 162(m) Limits.  The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year will be 2,000,000.

4.              ELIGIBILITY AND PARTICIPATION

All employees and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not be eligible, are eligible to be Participants in the Plan.  Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.  The Administrator, in its sole discretion, shall determine from the group of eligible persons whether an individual shall be a Participant under the Plan.  Any grant made under the Plan shall be made in the sole discretion of the Administrator and no prior grant shall entitle a person to any future grant.

5.              RULES APPLICABLE TO AWARDS

(a)   Documentation.  Each Award granted under the Plan shall be evidenced by a writing specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Administrator considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

(b)   Transferability.  In the discretion of the Administrator, any Award may be made transferable upon such terms and conditions and to such extent as the Administrator determines, provided that ISOs may not be transferred other than by will or by the laws of descent and distribution.  Any non-transferable Stock Option requiring exercise, including any ISO, may be exercised only by the Participant during the Participant’s lifetime.  The Administrator may in its discretion, other than in the case of Stock Options intended to continue to qualify as ISOs, waive any restriction on transferability.

(c)   Vesting; Exercisability.   The Administrator shall determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option will remain exercisable during or following termination of Employment and the payment terms of any Restricted Stock Unit.  Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of, or payment under, an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration; provided, that the Administrator’s discretion shall not be exercised, in the case of an Award providing for “nonqualified deferred compensation” subject to Section 409A, in a manner inconsistent with the requirements of Section 409A.

(d)   Taxes.  The Participant shall pay to the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in respect of the grant, vesting or exercise of any Award or the delivery of stock or other property under any Award, in each case no later than the date of the event creating the tax liability.  The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Participant hereunder or otherwise.

(e)   Dividend Equivalents, Etc.  The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Restricted Stock, Restricted Stock Units, or Stock subject to a Stock Option.  Any such arrangement for the payment of amounts in lieu of dividends or other distributions shall be established and administered consistent with exemption from, or compliance with, the requirements of Section 409A.

(f)    Rights Limited.  Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan.  In no event shall the Plan, or any grant made under the Plan, form a part of an employee’s or consultant’s contract of employment or service, if any.  The loss of existing or potential profit in any Award will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(g)   Non-U.S. Awards.  Awards may be granted under the Plan to any eligible person regardless of the jurisdiction in which he or she works or resides.  In order to comply with the laws in other countries in which the Company operates, the Administrator, in its sole discretion, shall have the power and authority to:

(i)  Establish one or more separate sub-plans or programs under the Plan for the grant of Awards to eligible persons in a specified jurisdiction or jurisdictions;

(ii)  Include in any such sub-plan or program such special rules as it determines to be necessary or advisable; and

(iii)  Take any action, before or after an Award grant is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Administrator may not take any actions hereunder, and no Award shall be granted, that would violate applicable law.

(h)   Exercise Price of Stock Option.  The exercise price of a Stock Option will not be less than 100% of the Fair Market Value of the Stock on the date of grant.  Once granted, no Stock Option may be repriced (as that term is used under applicable NASDAQ or stock exchange rules) without shareholder approval.

(i)    Time and Manner of Exercise of Stock Option.  Unless the Administrator expressly provides otherwise, a Stock Option will not be deemed to have been exercised until the Company receives a notice of exercise (in a form acceptable to the Administrator) signed by the appropriate person and accompanied by payment of the exercise price.  If the Stock Option is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Stock Option has the right to do so.  All Stock Options granted pursuant to the Plan shall terminate if not exercised within ten years of the date of grant, or such earlier date as the Administrator may determine.

(j)    Payment of Stock Option.  No shares shall be delivered pursuant to any exercise of a Stock Option until payment in full of the exercise price therefor is received by the Company.  Such payment may be made in whole or in part in cash or, to the extent permitted by the Administrator at or after the grant of the Stock Option, in shares of Stock owned by the Participant (which shares must be owned for at least six months) valued at their Fair Market Value on the date of delivery, or such other lawful consideration, including use of a broker-assisted exercise program or similar program, as the Administrator may determine.  The delivery of shares in payment of the exercise price may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(k)   Grants of Restricted Stock and Restricted Stock Units. Grants of Restricted Stock and Restricted Stock Units may be made in exchange for such lawful consideration, including services, as the Administrator determines.

(l)    Compliance with Section 409A.  Awards under the Plan shall be construed and administered consistent with exemption from, or compliance with, the requirements of Section 409A.  Notwithstanding any provision of Section 8 to the contrary, the Administrator may amend the Plan and/or any Award to satisfy the requirements of Section 409A, including the requirements for exemption from Section 409A.

6.              EFFECT OF CERTAIN TRANSACTIONS

(a)   Covered Transactions.  Except as otherwise provided under the terms of an Award grant, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Administrator determines.  In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award, each Stock Option will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Restricted Stock Unit will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Stock Option or the Restricted Stock Unit a reasonable opportunity, as determined by the Administrator, following exercise of the Stock Option or the issuance of shares, as the case may be, to participate as a shareholder in the Covered Transaction, and the Stock Option will terminate upon consummation of the Covered Transaction.  Any shares of Stock issued pursuant to the preceding sentence in satisfaction of a grant of Restricted Stock Units may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting condition to which the grant of Restricted Stock Units was subject.  In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

Without limiting the general scope of the Administrator’s discretionary authority under the Plan, the Administrator may provide, as to some or all Awards, if any, that in the event of a Change in Control of the Company, whether or not such Change in Control is also a Covered Transaction, the vesting and exercisability, if applicable, of, or the payment of benefits under, such Award will be accelerated on such terms as the Administrator determines.

(b)   Distributions; Changes in Capital Stock; Basic Adjustment Provisions. In the event of a stock dividend, stock split (including reverse stock split) or combination of shares, recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 3(a) that may be delivered under the Plan, to the maximum number of shares specified in Section 3(a) that may be issued upon the exercise of ISOs, to the maximum number of shares specified in Section 3(a) that may be issued upon exercise of NSOs, and to the maximum share limits described in Section 3(b).  The Administrator will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Stock Options and any other provision of Awards affected by such change.

(c)   Certain Other Adjustments.  To the extent consistent with qualification of ISOs under Section 422 of the Code, with the performance-based compensation rules of Section 162(m), where applicable, and with the requirements of (including the requirements for exemption under) Section 409A, the Administrator may also make adjustments of the type above to take into account distributions to shareholders other than those provided for in Section 6(a), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Award grants made hereunder.

(d)   Continuing Application of Plan Terms.  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 6.

7.              LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the grant have been satisfied or waived.  If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Stock Option or receipt of the Restricted Stock or Restricted Stock Unit, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act.  The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

8.              AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely a Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of grant.  Amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code and applicable NASDAQ or stock exchange requirements), as determined by the Administrator.  Notwithstanding the foregoing, the Company shall submit for shareholder approval any amendment to the Plan (other than an amendment or adjustment pursuant to Section 6) that would: (a) increase the maximum number of shares for which Stock Options, Restricted Stock, or Restricted Stock Units may be granted under the Plan; (b) reduce the price at which a Stock Option may be granted below the price provided for in Section 5(h); (c) reduce the exercise price of outstanding Stock Options; or (d) increase the limits set forth in Section 3.

9.              OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to grants made under the Plan.

10.       DEFINITIONS

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: has the meaning set forth in Section 2.

“Affiliate”:  Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

“Award”:  a Stock Option, Restricted Stock Unit, or award of Restricted Stock.

“Board”:  The Board of Directors of the Company.

“Change in Control”:  A change in ownership or control of the Company or a change in the ownership of a substantial portion of the Company’s assets, determined in accordance with such rules, if any, as may be established by the Administrator.

“Code”:  The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”:  The Compensation Committee of the Board.

“Company”:  Genzyme Corporation.

“Covered Employees”:  A “covered employee” within the meaning of Section 162(m).

“Covered Transaction”:  Any of (i) a consolidation, merger, or similar transaction or series of related transactions  in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company.  Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Employee”:  Any person who is employed by the Company or an Affiliate.

“Employment”:  A Participant’s employment or other service relationship with the Company and its Affiliates.  Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 4 to the Company or its Affiliates.   If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended, as from time to time further amended and in effect, or any successor statute as from time to time in effect.

“Fair Market Value”:  The fair market value as determined by the Compensation Committee in good faith, or in the manner established by the Compensation Committee in good faith, from time to time.

“ISO”:  A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code.  Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”:  A Stock Option that is not an ISO.

“Participant”:  A person who is granted an Award under the Plan.

“Plan”:  The Genzyme Corporation 2004 Equity Incentive Plan as from time to time amended and in effect.

“Reporting Person”:  A person subject to the reporting requirements of Section 16 of the Exchange Act.

“Restricted Stock”:  An award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied.

“Restricted Stock Unit”:  An unfunded and unsecured promise to deliver Stock in the future, subject to the satisfaction of specified performance or other vesting conditions.

“Section 162(m)”:  Section 162(m) of the Code.

“Section 409A”:  Section 409A of the Code.

“Stock”:  Common Stock of the Company, par value $.01 per share.

“Stock Option”:  An option entitling the recipient to acquire shares of Stock upon payment of the exercise price.

Adopted by Board of Directors February 26, 2004
Approved by Shareholders May 27, 2004

Amended by Board of Directors May 27, 2004
Amended by Board of Directors October 7, 2004
Amended by Board of Directors March 14, 2005
Amended by Board of Directors May 26, 2005
Approved by Shareholders May 26, 2005
Amended by Board of Directors March 1, 2006
Approved by Shareholders May 25, 2006
Amended by Board of Directors, February 28, 2007
Approved by Shareholders May 24, 2007
Amended by Board of Directors February 28, 2008

Appendix B

GENZYME CORPORATION

2007 Director Equity Plan

1.             General; Purpose.

This 2007 Director Equity Plan dated February , 2007 (the “Plan”) governs (1) options to purchase common stock, $0.01 par value (the “Stock”), of Genzyme Corporation (the “Company”), (2) awards of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified performance or other vesting conditions are not satisfied (“Restricted Stock”), and (3) unfunded and unsecured promises to deliver Stock in the future, subject to the satisfaction of specified performance or other vesting conditions (“Restricted Stock Units”), granted on or after the date hereof by the Company to members of the Board of Directors (each, a “Director”) of the Company (the “Board”) who are not also officers or employees of the Company.  Options, Restricted Stock and Restricted Stock Units are collectively referred to in this Plan as “Awards”.  The Plan constitutes an amendment and restatement of the Company’s 1998 Director Stock Option Plan (the “Prior Plan”) and supersedes the Prior Plan, the separate existence of which shall terminate on the effective date of this Plan.  The rights and privileges of holders of options outstanding under the Prior Plan shall not be adversely affected by the foregoing action.

The purpose of the Plan is to attract and retain qualified persons to serve as Directors of the Company and to encourage ownership of stock of the Company by such Directors so as to provide additional incentives to promote the success of the Company.

2.             Administration of the Plan; Governing Law.

Grants of Awards under the Plan shall be automatic as provided in Section 7.  All questions of interpretation with respect to the Plan and Awards granted under it shall be determined by a committee consisting of all Directors of the Company who are not eligible to participate in the Plan, and such determination shall be final and binding upon all persons having an interest in the Plan.  This Plan shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

3.             Persons Eligible to Participate in the Plan.

Members of the Board who are not also officers or employees of the Company shall be eligible to participate in the Plan.

4.             Shares Subject to the Plan.

(a) The maximum aggregate number of shares available for issuance under the Plan shall be 1,462,491.  Up to 1,462,491 shares of Stock may be issued upon exercise of options granted under this Plan and up to 100,000 shares of Stock may be issued for grants of Restricted Stock or Restricted Stock Units under this Plan.  In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Stock, the maximum aggregate number and kind of shares or securities of the Company as to which Awards may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options, shall be appropriately adjusted by the Board (whose determination shall be conclusive) so as to preserve the value of the Award.

(b) In the event of a consolidation or merger of the Company with another corporation where the Company’s shareholders do not own a majority in interest of the surviving or resulting corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company (“Covered Transaction”), each option will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Restricted Stock Unit will be accelerated.  Such shares will be issued, prior to the Covered Transaction so as to give, in each case on a basis that gives the holder of the option or the Restricted Stock Unit a reasonable opportunity, as determined by the Company, following exercise of the option or the issuance of shares, as the case may be, to participate as a shareholder in the Covered Transaction, and the option and the Restricted Stock Unit will terminate upon consummation of the Covered Transaction.  Any shares of Stock issued pursuant to this Section 4(b) in satisfaction of a grant of Restricted Stock Units may, in the discretion of the Company, contain such restrictions, if any, as the Company deems appropriate to reflect any performance or other vesting condition to which the grant of Restricted Stock Units was subject.  In the case of Restricted Stock, the Company may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Company deems appropriate to carry out the intent of the Plan.   However, in lieu of the foregoing sentences of this Section 4(b), the Board may make such other provision as it may consider equitable to holders and in the best interests of the Company.

(c) Whenever options under this Plan (including options outstanding under the Prior Plan as of the effective date of this Plan) lapse or terminate or otherwise become unexercisable, the shares of Stock which were subject to such options may again be subjected to options under this Plan.  The Company shall at all times while this Plan is in force reserve such number of shares of Stock as will be sufficient to satisfy the requirements of this Plan.

5.             Nonstatutory Stock Options.

All options granted under this Plan shall be nonstatutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

6.             Form of Awards.

Awards granted hereunder shall be in such form as the Board may from time to time determine.

7.             Grant of Awards.

(a)  Automatic Grant of Options.  At each annual meeting of the shareholders of the Company, those Directors who are eligible to receive options under this Plan shall automatically be granted options to purchase 7,500 shares of Stock. In addition, upon the election of an eligible Director under this Plan other than at an annual meeting of shareholders (whether by the Board or the shareholders and whether to fill a vacancy or otherwise), such Director shall automatically be granted options to purchase the number of shares of Stock described in the preceding sentence.  The “Date of Option Grant” for options granted under this Plan shall be the date of the annual meeting of shareholders, or the election as a Director, as the case may be.  No options shall be granted hereunder after ten years from the date on which this Plan was initially approved and adopted by the Board.  As used herein, “Fair Market Value” for the Stock shall mean the closing sale price of the Stock as reported by the NASDAQ Global Market or the principal securities exchange or over-the-counter market on which the Stock is listed or quoted on the Date of Option Grant of such options or, if the Stock is not then listed on the NASDAQ Global Market or any securities exchange or quoted in the over-the-counter market, the fair market value of the Stock as determined in good faith by the Board.

(b)  Option Price.  The option price per share for each option granted under this Plan shall be equal to the Fair Market Value of the Stock with respect to which the option is exercisable.

(c)  Term of Option.  The term of each option granted under this Plan shall be ten years from the Date of Option Grant.

(d)  Period of Option Exercise.  Options granted under this Plan shall become exercisable on the date of the next annual meeting of shareholders following their Date of Option Grant, if and only if the option holder is a member of the Board at the opening of business on that date.  Directors holding exercisable options under this Plan who cease to serve as members of the Board may, during their lifetime, exercise the rights they had under such options at the time they ceased being a Director for the full unexpired term of such option.  Upon the death of a Director, those entitled to do so under the Director’s will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Director at the time of his or her death.  Options granted under this Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period.  Notwithstanding the foregoing provisions of this section, no rights under any options may be exercised after the expiration of ten years from their Date of Option Grant.

(e)  Method of Option Exercise and Payment.  Options may be exercised only by written notice to the Company at its head office accompanied by payment of the full option price for the shares of Stock as to which they are exercised.  The option price shall be paid in cash or by check.  Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made.

(f)  Grants of Restricted Stock and Restricted Stock Units.  Grants of Restricted Stock and Restricted Stock Units may be made in exchange for such lawful consideration, including services, as the Company decides.  The Company may specify performance or other vesting conditions, including continuation of employment, passage of time or satisfaction of performance criteria, for the Restricted Stock and Restricted Stock Units.  At each annual meeting of the shareholders of the Company, those Directors who are eligible to receive Restricted Stock and Restricted Stock Units under this Plan shall automatically be granted Restricted Stock Units representing 2,500 shares of Stock.  In addition, upon the election of an eligible Director under this Plan other than at an annual meeting of shareholders (whether by the Board or the shareholders and whether to fill a vacancy or otherwise), such Director shall automatically be granted Restricted Stock Units as described in this Section 7(f).  The “Date of RS/RSU Grant” for Restricted Stock or Restricted Stock Units granted under this Plan shall be the date of the annual meeting of shareholders, or the election as a Director, as the case may be.

(g)  Vesting of Awards.  The Board shall determine the time or times at which an Award will vest or become exercisable.  Notwithstanding the foregoing, Restricted Stock Units shall vest on the date of the next annual meeting of shareholders following the date of grant, if and only if the Director is a member of the Board at the opening of business on that date.

(h)  Transferability.  Any Award granted under this Plan may be transferred without consideration (or for such consideration as the committee may from time to time deem appropriate) by the holder thereof to any Family Member of such Director; provided, however, that no subsequent transfer of such Award shall be permitted except for transfers: (i) to a Family Member of such Director; (ii) back to the Director; or (iii) pursuant to the applicable laws of descent and distribution.  For this purpose, “Family Member” shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including any adoptive relationships, and any other person sharing the transferor director’s household (other than as a tenant or employee); (ii) any trust in which any of the persons described in clause (i) holds a greater than 50% beneficial interest; (iii) any foundation in which any of the persons described in clause (i) or the transferor director controls the management of assets; or (iv) any other entity in which any of the persons described in clause (i) or the director holds more than 50% of the voting interests.

8.             Limitation of Rights.

(a)  No Right to Continue as a Director.  Neither this Plan, nor the granting of an Award or any other action taken pursuant to this Plan, shall constitute an agreement or understanding, express or implied, that the Company will retain an Award holder as a Director for any period of time or at any particular rate of compensation.

(b)  No Shareholders’ Rights for Options.  Directors shall have no rights as a shareholder with respect to the shares covered by their options until the date they exercise such options and pay the option price to the Company, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such option is exercised and paid for.

(c)  No Shareholders’ Rights for Restricted Stock Units.  Directors shall have no rights as a shareholder with respect to the shares covered by their Restricted Stock Units until the date such Restricted Stock Units vest and shares issuable under the Restricted Stock Units are delivered to the Directors, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are delivered.

(d)  Shareholders’ Rights for Restricted Stock.  Directors shall have no rights as a shareholder with respect to their Restricted Stock until such time, if any, as such shares are delivered to the Directors, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are delivered.

9.             Effective Date; Amendment or Termination.

This Plan shall be effective as of February 28, 2007.  The Company may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Company may not, without the Award holder’s consent, alter the terms of an Award so as to affect adversely an Award holder’s rights under the Award, unless the Company expressly reserved the right to do so at the time of grant.  Amendments to the Plan shall be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect and applicable NASDAQ or stock exchange requirements), as determined by the Company.  Notwithstanding the foregoing, the Company shall submit for shareholder approval any amendment to the Plan (other than an amendment or adjustment pursuant to Section 4(b)) that would: (a) increase the maximum number of shares for which Awards may be granted under the Plan; (b) reduce the price at which an option may be granted below the price provided for in Section 7(b); (c) reduce the exercise price of outstanding options; or (d) increase the limits set forth in Section 4(a).

10.          Shareholder Approval.

This Plan is subject to approval by the shareholders of the Company by the affirmative vote of the holders of a majority of the votes properly cast by holders of the shares of Stock of the Company present, or represented and entitled to vote, at a meeting duly held in accordance with the laws of The Commonwealth of Massachusetts.  In the event such approval is not obtained, all Awards granted under this Plan shall be void and without effect.

11.          Compliance with Section 409A.

Awards under the Plan shall be construed and administered consistent with exemption from, or compliance with, the requirements of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”).  Notwithstanding any provision of Section 9 to the contrary, the Board may amend the Plan and/or any Award to satisfy the requirements of Section 409A, including the requirements for exemption from Section 409A.

Adopted by directors on February 28, 2007
Approved by shareholders on May 24, 2007
Amended by directors on February 28, 2008

GENZYME CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing this proxy, I appoint Henri A. Termeer, Michael S. Wyzga, Peter Wirth and Thomas J. DesRosier, and each of them acting singly, my attorney and proxy, with full power of substitution, to vote on my behalf all of the shares of Genzyme common stock that I am entitled to vote at the Annual Meeting of Shareholders to be held on May 22, 2008, and at any adjournments of the meeting. This proxy revokes any earlier proxy I have signed with respect to these shares.

If properly executed, this proxy will be voted in the manner you specify. If no specification is made, your shares of Genzyme common stock will be voted FOR the election of each director nominee and FOR proposals 2 through 4. The proxies are authorized to vote your shares, in their discretion, on any other matter that is properly brought before the meeting.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

GENZYME CORPORATION

May 22, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

------------------------------------------------------------------------------------------------------------------------------------------------------------------

00033333303300000000 4	052208

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The re-election of five directors.	FOR	AGAINST	ABSTAIN
	Douglas A. Berthiaume	☐	☐	☐

	Gail K. Boudreaux	☐	☐	☐

	Robert J. Carpenter	☐	☐	☐

	Charles L. Cooney	☐	☐	☐

	Richard F. Syron	☐	☐	☐

2.	A proposal to amend the 2004 Equity Incentive Plan to increase the number of shares of common stock covered by the plan by 2,250,000 shares.	☐	☐	☐

3.	A proposal to amend the 2007 Director Equity Plan to specify the automatic grant provisions under the plan.	☐	☐	☐

4.	A proposal to ratify the audit committee’s selection of independent auditors for 2008.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

GENZYME CORPORATION

May 22, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions.  Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions.  Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

------------------------------------------------------------------------------------------------------------------------------------------------------------------

00033333303300000000 4	052208

THE BOARD OF DIRECTORS RECOMMENDS AVOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The re-election of five directors.	FOR	AGAINST	ABSTAIN
	Douglas A. Berthiaume	☐	☐	☐

	Gail K. Boudreaux	☐	☐	☐

	Robert J. Carpenter	☐	☐	☐

	Charles L. Cooney	☐	☐	☐

	Richard F. Syron	☐	☐	☐

2.	A proposal to amend the 2004 Equity Incentive Plan to increase the number of shares of common stock covered by the plan by 2,250,000 shares.	☐	☐	☐

3.	A proposal to amend the 2007 Director Equity Plan to specify the automatic grant provisions under the plan.	☐	☐	☐

4.	A proposal to ratify the audit committee’s selection of independent auditors for 2008.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.